UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ) Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐ Check the appropriate box: ☐ Preliminary Proxy Statement ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) ☒ Definitive Proxy Statement ☐ Definitive Additional Materials ☐ Soliciting Material Pursuant to § 240.14a-12 EVENTBRITE, INC. (Name of Registrant as Specified in its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box): ☒ No fee required. ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11. (1) Title of each class of securities to which transaction applies: (2) Aggregate number of securities to which transaction applies: (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): (4) Proposed maximum aggregate value of transaction: (5) Total fee paid: ☐ Fee paid previously with preliminary materials. ☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. (1) Amount Previously Paid: (2) Form, Schedule or Registration Statement No.: (3) Filing Party:

(4) Date Filed:

Notice of 2020 Annual Meeting of Stockholders and Proxy Statement Empowering event creators.

Eventbrite, Inc. 155 5th Street, Floor 7 San Francisco, CA 94103 April 7, 2020 Dear Eventbrite Stockholders: As a founder-led business, we are focused on the long-term durability of our mission: to bring the world together through live experiences. Our priorities during this time are ensuring the longevity of the business, the safety of our employees and live event attendees, and the survival of our creators. Eventbrite is committed to the continued strength and vitality of our event creators during this extremely challenging time for the live events industry. We’re working around the clock to develop tools and initiatives to further support our global creator and attendee community. Some examples include flexing our refund policy, advocating for the live events industry to help creators access financial relief, and enabling online event ticketing through enhanced product capability and integrations with online streaming platforms. Since the impact of COVID-19 on our industry, we have remained committed to keeping our employees, creators and ticket buyers informed with real-time, accurate information. We are pleased to invite you to attend Eventbrite, Inc.'s 2020 Annual Meeting of Stockholders, which will take place online via a live interactive audio webcast on May 21, 2020 at 8:00 a.m. Pacific Time. By hosting our Annual Meeting virtually, we are able to expand access to our global community of stockholders, promote open communication and lower costs. Your vote is important. Whether or not you plan to attend the Annual Meeting, please be sure to vote. Voting instructions can be found on page 14 of the proxy statement. This is a challenging time, but we take comfort in knowing that gathering together for live experiences is a societal staple. We believe Eventbrite will be the strongest platform to enable the return of live events and the connection of human interests around the world. On behalf of our Board of Directors and our executive team, thank you for your ongoing support and continued interest in Eventbrite. Julia Hartz Co-Founder and Chief Executive Officer

Notice of 2020 Annual Meeting of Stockholders Date: Thursday, May 21, 2020 Time: 8:00 a.m. Pacific Time Place: www.virtualshareholdermeeting.com/EB2020 Record Date: Monday, March 23, 2020 Meeting Agenda: We are holding our Annual Meeting for the following purposes, which are more fully described in the accompanying proxy statement: • to elect Katherine August-deWilde, Julia Hartz and Helen Riley as Class II directors to serve until the 2023 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal; • to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; • to approve a non-binding advisory vote on the frequency of future stockholder advisory votes to approve the compensation of our named executive officers; and • to transact any other business that may properly come before the Annual Meeting. Your vote is important. Stockholders of record at the close of business on March 23, 2020 are entitled to notice of and to vote at our Annual Meeting, as set forth in our proxy statement. Whether or not you plan to attend the meeting, please ensure that your shares are voted at the Annual Meeting by signing and returning a proxy card or by using our Internet or telephonic voting system. Samantha Harnett Chief Legal and Operations Officer April 7, 2020 Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Meeting of Stockholders to be Held on May 21, 2020: The proxy statement and the annual report to stockholders are available at www.virtualshareholdermeeting.com/EB2020.

Table of Contents Proxy Statement Summary 01 Voting and Meeting Information 12 Proposal No. 1: Election of Directors 20 Information Regarding Director Nominees and Current Directors 21 Information Regarding the Board and Corporate Governance 27 Board Leadership Structure 27 Board Oversight of Risk 27 Director Independence 28 Board Meetings 28 Board Committees 28 Compensation Committee Interlocks and Insider Participation 31 Director Nomination Process 31 Communications with the Board 33 Corporate Governance Guidelines and Code of Business Conduct and Ethics 33 Director Compensation 34 Audit Committee Report 38 Proposal No. 2: Ratification of the Appointment of Independent Registered Public 39 Accounting Firm Fees and Services 39 Pre-Approval Policies and Procedures 40 Executive Officers 41 Executive Compensation 43 Compensation Discussion and Analysis 43 Compensation Committee Report 55 Compensation and Risk Management 56

Executive Compensation Tables 57 2019 Summary Compensation Table 57 2019 Grants of Plan-Based Awards Table 59 2019 Outstanding Equity Awards at Fiscal Year-End Table 60 Option Exercises and Stock Vested in 2019 Table 63 Potential Payments Upon Termination or Change of Control 64 Equity Compensation Plan Information 69 Proposal No. 3: Advisory Vote on Frequency of Future Advisory Votes to Approve Named 70 Executive Officer Compensation Certain Relationships and Related Party Person Transactions 71 Security Ownership of Certain Beneficial Owners, Directors and Management 74 Delinquent Section 16(a) Reports 80 Non-GAAP Financial Measures 81 Additional Information 83

Special note regarding forward-looking statements This proxy statement (“Proxy Statement”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "appears," "shall," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this Proxy Statement include, but are not limited to, statements about our environmental, social and corporate governance plans and goals. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors, including those described in our filings with the Securities and Exchange Commission, including our Annual Report Form 10-K for the year ended December 31, 2019. We caution you that the foregoing list may not contain all of the forward-looking statements made in this Proxy Statement. You should not rely upon forward-looking statements as predictions of future events. All forward-looking statements are based on information and estimates available to us at the time of this Proxy Statement and are not guarantees of future performance. We undertake no obligation to update any forward-looking statements made in this Proxy Statement to reflect events or circumstances after the date of this Proxy Statement or to reflect new information or the occurrence of unanticipated events, except as required by law.

Proxy Statement Summary This summary highlights selected financial, corporate governance and executive compensation information that is presented in greater detail elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and we encourage you to read the entire Proxy Statement carefully before voting. About Eventbrite Since inception, Eventbrite, Inc. (“Eventbrite,” the “Company,” “we,” “us” or “our”) has been at the center of the experience economy, transforming the way people organize and attend events. The Company was founded with a vision to build a self-service platform that would make it possible for anyone to create and sell tickets to live experiences. Eventbrite’s founding mission of bringing the world together through live experiences is fulfilled by empowering event creators―the people who bring others together to share their passions, artistry and causes through live experiences. In 2019, we helped nearly one million creators issue more than 309 million tickets across approximately 4.7 million events in over 180 countries. We are a creator-centric company, and our secure and reliable technology platform enables creators to plan and execute their live events, whether it’s an independent venue producing hundreds of shows a year, an annual food festival attracting tens of thousands of foodies, or a small business hosting an intimate weekly yoga workshop or cooking class. Our Strategy As a company whose mission is bringing the world together through live experiences, we’re feeling the significant impact of COVID-19 and working to serve the needs of our creators in these challenging times. Our goal is to flex our reliable technology platform to continue driving long-term value with improved online features and support, growing our self-service offering, developing features with frequent creators in mind and driving free-to-paid creator conversion with additional offerings. Eventbrite 2020 Proxy Statement Page 1

2019 Business Highlights

2019 Operational Highlights

In 2019, more than 949,000 Eventbrite creators used our platform to issue over 309 million free and paid tickets to approximately 4.7 million events, generating $4.6 billion in gross ticket sales and countless memorable experiences.

2019 at a Glance

4.7M events in 180 countries

949K creators

309M total tickets

In 2019, we made strides against our operational goals:

- Despite challenges, we completed the Ticketfly migration, retaining over 70% of the Ticketfly book of business. Excluding revenue from Ticketfly creators who did not convert to Eventbrite, gross ticket fees for our North American Music business grew by 17% in 2019.
- We realigned and refocused our resources to build for our most valuable creator subsets.
- We continued to enhance our platform capabilities, with new features such as Add-Ons and new reserved seating functionality, and attracted hundreds of thousands of new-to-Eventbrite creators.

2019 Financial Highlights

In 2019, we built on our operational successes to achieve the following financial results:

- Paid ticket volume grew to 109.4 million for the full year, a 12% increase from the prior year, propelled by an increase in the number of creators using Eventbrite for paid events.
- We grew our full year 2019 self sign-on paid ticket volume by 21% over the previous year. Our self sign-on channel, which generates approximately half of our ticket fees, continues to be our fastest-growing channel and points to the opportunity ahead.


Net Revenue by Geography
FY19 Mix and Growth
International
+13% y/y
U.S.
+12% y/y


Paid Ticket Volume by Channel,
FY19 Mix & Growth
Sales
(incl. music)
+6% y/y
Self Sign-On
+21% y/y

Eventbrite 2020 Proxy Statement

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• We grew our 2019 net revenue to $327 million, a 12% increase from the prior year, led by strong performance in the self sign-on channel and the successful completion of the Ticketfly migration. • Gross profit was $197.7 million, a 16% increase from $171.0 million in 2018. • Net loss for the year December 31, 2019 was $68.8 million as compared to $64.1 million for the year ended December 31, 2018. • Adjusted EBITDA was ($5.6 million) in 2019, down from $28.8 million in 2018. See “Non-GAAP Financial Measures” for a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable financial measure calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). • Net cash provided by operating activities for the year December 31, 2019 was $28.7 million as compared to $7.2 million for the year ended December 31, 2018. • Free cash flow for the year ended December 31, 2019 was $15.1 million compared to ($5.5 million) for the year ended December 31, 2018 as a result of increased ticketing and payment processing transactions on our platform in 2019 compared to 2018. We compute free cash flow on a trailing- twelve month basis in order to remove seasonal impacts from the underlying trend. See “Non- GAAP Financial Measures” for a reconciliation of free cash flow to net cash provided by operating activities, the most directly comparable financial measure calculated in accordance with GAAP. Our COVID-19 Global Support Strategy Our mission at Eventbrite is to bring the world together through live experiences. In more than a decade of business, never before has that mission been so tested. The global pandemic caused by COVID-19 and its direct impact on the live events industry is unprecedented. We are dedicated to supporting the live events community and understand the severe impact the virus has taken on small business owners, independent artists, entrepreneurs and venues who devote themselves to building a thriving experience economy. As people around the world follow guidance to practice social distancing, both sides of our marketplace are impacted: the event creators who deliver countless memorable live experiences and the people who purchased tickets and would be attending their events under different circumstances. We’re actively listening to feedback from both our creators and attendees and doing our best to support them and their needs during this unsteady time. Here is what that looks like: Flexing our refund policy While we are encouraging that attendees donate their ticket funds directly to creators to help provide aid and support during this challenging time, we have also made some temporary changes to our refund policy to offer event creators some alternative refund methods for canceled and postponed events. Creators now have the option to compensate ticket buyers by allocating ticket buyer funds to a gift card via our integration with Gift Up!. Through this partnership, we will waive fees on up to $50 million in gift cards issued through the end of June 2020. We are also streamlining our refund request process and will honor refunds to any ticket buyer who purchased a ticket before March 15, 2020 to an event that was scheduled to take place from March 15 to May 15, 2020. For creators who have chosen to postpone their event, we have also updated our guidelines to allow extended timelines for rescheduling future events. Eventbrite 2020 Proxy Statement Page 3

Helping the live events industry access financial relief Eventbrite is committed to the continued strength and vitality of our event creators during this extremely challenging time for live events. We have reached out to U.S. federal policymakers to urge them to consider economic recovery proposals that can help the experience economy, small businesses, venues, and their employees, meet the enormous challenge facing our industry. We have also created a landing page with information for our event creator communities about the Small Business Administration (SBA) Disaster Loan Program, which we believe could make an impact in helping them access capital that will allow them to sustain themselves and their employees in this uncertain time. Additionally, we are building a feature that can notify event creators when their area is declared a designated area for the Economic Injury Disaster Loan, and provide resources to assist them with the application process. Fueling human connection through online events and community In the absence of our ability to bring people together for live experiences, we are helping creators on our platform lean into and facilitate online events. By leveraging Eventbrite to ticket and promote their online events and a video/streaming platform like Zoom or Vimeo, we’re seeing creators contribute to a rise in virtual events that aim to help “flatten the curve.” From online barre workouts, to guitar lessons, bachata dance classes and quarantine book clubs, we are inspired by our community which is embracing this new virtual reality to keep connection, creativity and experiences alive and thriving. We’re promoting these events through curated collections on our homepage and through our search and discovery tools. We also want to provide a place for creators to connect and support each other. That’s why we’ve created a safe and open online community for event creators, by event creators. This virtual forum for people who produce and host live events is a place to connect with one another to share ideas and resources to run successful events. Guiding customers with thought leadership and trusted content Both event creators and ticket buyers are looking for guidance on how to navigate this unprecedented time. We are keeping creators and ticket-buyers informed through our COVID-19 global resource centers in addition to in-product messaging, dedicated emails, blog posts and social channels. Cross functional teams are developing content, tools and initiatives, informed by customer needs, to further support our global community, and the most up-to-date resources and information can be found on our COVID-19 resource centers. Supporting community relief and recovery We're starting to see creators use the platform to support their communities, specifically healthcare workers on the front lines. From online group support sessions to fundraisers raising money to feed emergency personnel, we anticipate this being the beginning of a trend of lifting up each other through our platform. Eventbrite has also made a financial pledge to the American Red Cross Ready365 Program to ensure humanitarian aid is provided quickly to communities affected by disaster, including COVID-19. Eventbrite 2020 Proxy Statement Page 4

Our Social Impact Strategy Eventbrite’s mission to bring the world together through live experiences is anchored in our belief that events should amplify the power of connection. In 2019, we launched our social impact initiative to cultivate deeper connections with one another, our communities and the planet. We set a multi-year three-pronged strategy to help us achieve the positive social and environmental impact we want to have on the world while furthering our business objectives. Our Vision: We shine light on the power of live connections to lift up one another, our communities, and the planet. Strategic Core Belief Multi-year 2020 Goals Initiative Programming Lift Up One Connections reduce health Awareness campaign for 65% of global employees Another: risks linked with loneliness. creators and employees participate in activities that Belonging We believe in the physical create connections and mental health benefits Employee engagement of gathering in real life. with isolated individuals or 78% of employees attribute communities higher job satisfaction to their participation Lift Up Our Connections happen Emergency preparedness, Provide access to Communities: when people feel safe. We response and recovery resources, financial relief, Safety Awareness believe it is fundamental education for creators and community support to empower individuals to to creators globally whose thoughtfully consider safety Emergency preparedness events are impacted by whenever and however they and response education public health and safety choose to gather. and communication for concerns employees Offer online safety education to 100% of creators in North America, Spain, Netherlands, Germany, UKI and Australia Public health and safety resources equate to increased creator loyalty Lift Up The Planet: Connecting with our planet Sustainability and disaster Direct 70% of our Sustainability preserves our ability to relief and recovery philanthropic dollars to gather now and in the future. awareness for creators and sustainability and disaster We believe working together employees relief and recovery initiatives to protect our planet yields greater returns. Giving program for 91% of employees participate employees in the giving program Eventbrite 2020 Proxy Statement Page 5

2019 BriteImpact Achievements In 2019, we launched our employee-focused social impact program, BriteImpact, which provides employees all over the world with meaningful opportunities to do good by lifting up one another, our communities and the planet. In its inaugural year, BriteImpact achieved: 5,000 individuals impacted 350+ hours volunteered, and 1,500+ items donated global engagement global engagement in giving 58% in program 89% program for employees of employees who helped plan these activities attributed 75% higher job satisfaction to their participation We also created our disaster response policy, which outlines how Eventbrite will respond charitably to alleviate hardship among employees, creators and communities affected by disasters and support their recovery through cash and in-kind services. This policy allowed us to react quickly to support the Gilroy Garlic Festival and respond to unplanned financial obligations associated with tragedy. Sustainable Development Goals Alignment We designed our social impact strategy to align with the 17 Sustainable Development Goals (SDGs), adopted by all United Nations Member States, which are the blueprint to build a better world for people and our planet by 2030. Our program supports the achievement of the following SDGs: • SDG Goal 3: "Ensure healthy lives and promote well-being for all at all ages". Amplifying the power of connection addresses a key health concern. The mental and physical effects of loneliness are tied to risks of mortality with studies indicating general community samples with strong social relationships are likely to remain alive longer than similar individuals with poor social relations regardless of participants’ age or socioeconomic status. • SDG Goal 11: "Make cities and human settlements inclusive, safe, resilient and sustainable.” Our key initiatives will address one of the goal’s targets to “substantially increase the number of cities and human settlements adopting and implementing integrated policies and plans towards inclusion, resource efficiency, mitigation and adaptation to climate change, and resilience to disasters.” Eventbrite 2020 Proxy Statement Page 6

Diversity and Inclusion Whether in our offices or in our communities, Eventbrite is committed to fostering diverse and inclusive ways to bring the world together. We believe the diverse perspectives and experiences of our employees enhance the value of Eventbrite and produce a more vibrant, innovative and engaging product and place to work. We are committed to building a workplace that reflects the communities we serve and where everyone feels empowered to bring their authentic selves to work. To advance our efforts, we have a full-time diversity and inclusion leader who, together with our executive team and employees from across the company, is driving our diversity and inclusion mission. Our Mission: We aim to fuel diverse creator growth and build an inclusive workplace. Our Creators Our creator diversity and inclusion strategy is centered around building access to wealth and opportunity within underrepresented and minority communities. To that end, we partner with diverse communities to demonstrate the ways in which the Eventbrite platform is being used to support entrepreneurship and wealth building across the globe. Eventbrite supports a wide variety of diverse small businesses and creators. In 2019 alone, there were over 350,000 events, 11 million tickets and over $11 million in total gross ticket fees driven by women or minority owned businesses. Last year, in an effort to support and highlight these diverse communities across the globe, our team considered new inclusion efforts resulting in a number of product enhancements and brand updates that broadened our reach. One enhancement included reviewing and updating the religious options for events on our platform so that we could better reflect the varied spiritual beliefs that exist worldwide. Additionally, we completed a rebrand of our online illustrations that allows us to show more inclusivity and the beauty in diversity. Previous Illustrations 2019 Illustration Updates Eventbrite 2020 Proxy Statement Page 7

Our Employees Our workplace diversity and inclusion strategy, “BriteBelonging”, empowers each employee to infuse diversity, inclusion, equity, and belonging into their daily life. Using a series of unconscious bias trainings, facilitated candid discussions, celebrations of diverse communities and team-based explorations, we encourage employees to consider how our organization might progress. In our inaugural year, we saw 66% of employees participate and engage in the BriteBelonging Program. Our global communities explored and celebrated topics of race and culture, gender and sexuality, different abilities and parental status, and much more. Together, we discovered how mindfulness, empathy and communication drive inclusion and learned ways to embed those into our Company everyday as well as personal practices. This resulted in the development of over 10 new global employee resource groups who executed a number of community celebrations including Black History Month panels, International’s Women’s Day events, Pride Celebrations, Asian Pacific American Heritage Month gatherings, Diwali Festival and Hispanic Heritage Month lunches. At Eventbrite, we believe in celebrating the diversity of live experiences, and we strive daily to ensure that every employee and every creator feels heard and valued. Leadership and Corporate Governance Executive Team We believe we have built a strong and effective executive team, with a diversity of experience and depth of expertise. We are proud that 50% of our executive team are women. Our executive officers are: • Julia Hartz, Co-Founder and Chief Executive Officer • Charles “Lanny” Baker, Chief Financial Officer • Shane Crehan, Chief Accounting Officer • Samantha Harnett, Chief Legal and Operations Officer Director Nominees and Continuing Directors The following table provides summary information about each of our director nominees and continuing directors. Please see pages 20 to 37 for more information. Eventbrite 2020 Proxy Statement Page 8

Name	Age	Eventbrite Director Since	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Nominees for election at the 2020 Annual Meeting (Class II)						
Katherine August-deWilde	72	2016	Yes		■	*
Julia Hartz	40	2016	No			
Helen Riley	44	2018	Yes	■		
Nominees for election at the 2021 Annual Meeting (Class III)						
Kevin Hartz	50	2005	No			
Sean Moriarty	49	2010	Yes	■	*	
Lorrie Norrington	60	2015	Yes			■
Nominees for election at the 2022 Annual Meeting (Class I)						
Roelof Botha	46	2009	Yes		■	
Jane Lauder	46	2018	Yes			■
Steffan Tomlinson	48	2016	Yes	*		

* Chair ■ Member

Directors at a Glance


Director Independence
Non-independent
2
7
Independent


Tenure
<2 years
2
2-4 years
3
8+ years
3
1
5-7 years


Gender Diversity
Men
4
5
Women

Eventbrite 2020 Proxy Statement

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Corporate Governance Strengths We believe that effective corporate governance practices are essential to a well-run business and should be tailored to a company’s operations. We strive to implement thoughtful corporate governance practices that are aligned with our business and the long-term interests of our stockholders. Our corporate governance practices include: • split Chief Executive Officer and Chairman roles • except for our Chief Executive Officer and Chairman, all directors on the Board of Directors (“Board”) are independent • all Board committee members are independent • regular executive sessions of independent directors • a diverse Board of sophisticated and engaged directors with different areas of relevant expertise • active role in risk management oversight • annual Board and committee self-evaluations overseen by the Nominating and Corporate Governance Committee • robust Code of Business Conduct and Ethics applicable to directors, officers and employees • periodic reviews of our corporate governance structure, including committee charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics, to ensure they are appropriate for a company of our size and stage of development • rigorous management evaluation process • Compensation Committee oversight of executive succession planning • policy of no hedging or pledging of Eventbrite securities for current employees and directors Eventbrite 2020 Proxy Statement Page 10

Executive Compensation Our 2019 executive compensation program was designed to attract, motivate, reward and retain high caliber executives and to align compensation with our short-term and long-term business objectives, business strategy and financial performance. Our executive compensation program is designed to: • attract, motivate, incentivize and retain employees at the executive level who contribute to our long-term success; • provide compensation packages to our executives that are fair and competitive and reward high performance and the achievement of our business objectives and effectively align their interests with those of our stockholders; and • effectively align our executives’ interests with those of our stockholders by focusing on long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders. To support the effectiveness of our executive compensation program, we maintain the followingpractices: What We Do What We Don’t Do We maintain a fully independent Compensation We do not provide our executive officers with Committee guaranteed annual base salary increases or bonuses Our Compensation Committee works with an We do not provide our executive officers perquisites or independent compensation consultant who other personal benefits performs no other services for us Our Compensation Committee performs an We do not offer defined benefit retirement programs annual executive compensation review, including a review of our compensation peer group and a compensation-related risk assessment Long-term equity awards comprise a substantial We do not offer tax “gross-ups” in connection with portion of our executive officers’ target total direct change-in-control payments or benefits compensation Our executive officers are employed at-will We do not permit hedging or pledging of our equity securities by current employees or directors We do not permit stock option exchanges or re-pricings without stockholder approval Eventbrite 2020 Proxy Statement Page 11

Voting and Meeting Information What is the purpose of this Proxy Statement? We are sending you this Proxy Statement because the Board of Directors (“Board”) of Eventbrite, Inc. (“Eventbrite,” “we,” “us” or “our”) is inviting you to vote by soliciting your proxy at our 2020 Annual Meeting of Stockholders (“Annual Meeting”) which will take place online on May 21, 2020 at 8:00 a.m. Pacific Time. This Proxy Statement summarizes information that is intended to assist you in making an informed vote on the proposals described in this Proxy Statement. What matters are being voted on at the Annual Meeting? You are being asked to vote on: • the election of three Class II directors to serve until the 2023 annual meeting of stockholders and until their successors are duly elected and qualified; • a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020; • a non-binding advisory vote on the frequency of future stockholder advisory votes to approve the compensation of our named executive officers; and • any other business as may be properly brought before the Annual Meeting. How does the Board recommend I vote on these proposals? The Board recommends a vote: • “FOR” the election of Katherine August-deWilde, Julia Hartz and Helen Riley as Class II directors; • “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and • For a frequency of every “ONE YEAR” for the frequency of future non-binding advisory votes to approve the compensation of our named executive officers. Who is entitled to vote? Holders of either class of our common stock as of the close of business on March 23, 2020, the record date for the Annual Meeting (the "Record Date"), may vote at the Annual Meeting. As of the Record Date, there were 63,047,926 shares of our Class A common stock and 23,592,760 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this Proxy Statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Class A common stock is entitled to one vote on each proposal and each share of Class B common stock is entitled to 10 votes on each proposal. Our Class A common stock and Class B common stock are collectively referred to in this Proxy Statement as our "common stock.” Eventbrite 2020 Proxy Statement Page 12

Registered Stockholders If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice of 2020 Annual Meeting (“Notice”) was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the Annual Meeting. Throughout this Proxy Statement, we refer to these registered stockholders as "stockholders of record." Street Name Stockholders If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in "street name," and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock live at the Annual Meeting unless you follow your broker's procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this Proxy Statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as "street name stockholders." What do I need to be able to attend the Annual Meeting online? We will be hosting our Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/EB2020. The webcast will start at 8:00 a.m. Pacific Time on May 21, 2020. Stockholders may vote and ask questions while attending the Annual Meeting online. In order to be able to attend the Annual Meeting, you will need the 16-digit control number, which is located on your Notice, on your proxy card or in the instructions accompanying your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at www. proxyvote.com. How many votes are needed to approve each proposal? Proposal One The election of directors requires a plurality of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. "Plurality" means that the nominees who receive the largest number of votes cast "FOR" such nominees are elected as directors. As a result, any shares not voted "FOR" a particular nominee, whether as a result of stockholder abstention or a broker non-vote (i.e., where a broker has not received voting instructions from the beneficial owner and for which the broker does not have discretionary power to vote on a particular matter) will not be counted in such nominee's favor and will have no effect on the outcome of the election. Proposal Two The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020 requires the affirmative vote of a majority Eventbrite 2020 Proxy Statement Page 13 of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote "Against" this proposal. Broker non- votes will have no effect on the outcome of this proposal. Proposal Three Votes on the frequency of future advisory votes on the compensation of our named executive officers are non-binding, and our Board may decide that it is in the best interest of our stockholders and the company to hold future named executive officer compensation advisory votes more or less frequently. However, our Board will review and consider the outcome of this vote when making determinations as to how frequently we will submit the advisory vote on the compensation of our named executive officers for your approval. The frequency option receiving the greatest number of votes cast (every one year, two years or three years) will be the frequency option that stockholders approve. Abstentions and broker non-votes will have no effect on the outcome of this proposal. What is the quorum requirement? A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our amended and restated bylaws and Delaware law. The presence, in person or by proxy, of a majority of the voting power of all issued and outstanding shares of our common stock entitled to vote on the Record Date will constitute a quorum at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum. How do I vote? If you are a stockholder of record, there are four ways to vote: 1. by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on May 20, 2020 (have your Notice or proxy card in hand when you visit the website); 2. by toll-free telephone at 1-800-690-6903, until 11:59 p.m. Eastern Time on May 20, 2020 (have your Notice or proxy card in hand when you call); 3. by completing and mailing your proxy card (if you received printed proxy materials); or 4. by Internet during the Annual Meeting. Instructions on how to attend and vote at the Annual Meeting are described at www.virtualshareholdermeeting.com/EB2020. In order to be counted, proxies submitted by telephone or Internet must be received by 11:59 p.m. Eastern Time on May 20, 2020. Proxies submitted by U.S. mail must be received before the start of the Annual Meeting. If you are a street name stockholder, please follow the instructions from your broker, bank or other nominee to vote by Internet, telephone or mail. Street name stockholders may not vote via the Internet at the Annual Meeting unless they receive a legal proxy from their respective brokers, banks or other nominees. Eventbrite 2020 Proxy Statement Page 14

Can I change my vote? Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by: • notifying our Corporate Secretary, in writing, at Eventbrite, Inc., 155 5th Street, Floor 7, San Francisco, California 94103 before the vote is counted; • voting again using the telephone or Internet before 11:59 p.m. Eastern Time on May 20, 2020 (your latest telephone or Internet proxy is the one that will be counted); or • attending and voting during the Annual Meeting. Simply logging into the Annual Meeting will not, by itself, revoke your proxy. If you are a street name stockholder, you may revoke any prior voting instructions by contacting your broker, bank or nominee. What is the effect of giving a proxy? Proxies are solicited by and on behalf of our board. Julia Hartz, Charles “Lanny” Baker and Samantha Harnett have been designated as proxy holders by our Board. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares represented by proxies will be voted in accordance with the recommendations of our Board as described above. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares represented by proxies. If the Annual Meeting is adjourned, the proxy holders can vote the shares represented by proxies on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above. What is the effect of abstentions and broker non-votes? Votes withheld from any nominee, abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. Shares voting "withheld" have no effect on the election of directors. Abstentions have the same effect as a vote "against" the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Abstentions have no effect on the outcome of the proposal regarding the frequency of future advisory votes on the compensation of our named executive officers. Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole "routine" matter, the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020. Absent direction from you, your broker will not have discretion to vote on Proposal One (election of directors) or Proposal Three (frequency of future advisory votes on the compensation of named executive officers), which are "non- routine" matters. Eventbrite 2020 Proxy Statement Page 15

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials? In accordance with the rules of the U.S. Securities and Exchange Commission ("SEC"), we have elected to furnish our proxy materials, including this Proxy Statement and our 2019 Annual Report on Form 10-K filed with the SEC on March 2, 2020 (“2019 Annual Report”), primarily via the Internet. On April 7, 2020, we mailed to our stockholders a Notice that contains instructions on how to access our proxy materials on the Internet, how to vote at the meeting and how to request printed copies of the proxy materials and 2019 Annual Report. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of stockholders. Where can I find the voting results of the Annual Meeting? We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will provide preliminary voting results in the Current Report on Form 8-K and will provide the final results in an amendment to the Current Report on Form 8-K within four business days after they become available. Who are proxies solicited for the Annual Meeting? Our Board is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies. I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials? We have adopted a procedure called "householding," which is permitted by SEC rules. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. Eventbrite 2020 Proxy Statement Page 16

To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at (415) 692-7779 or: Eventbrite, Inc. Attention: Investor Relations 155 5th Street, Floor 7 San Francisco, California 94103 Street name stockholders may contact their broker, bank or other nominee to request information about householding. What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors? Stockholder Proposals Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year's annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2021 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than December 8, 2020. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to: Eventbrite, Inc. Attention: Corporate Secretary 155 5th Street, Floor 7 San Francisco, California 94103 Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of our Board or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our amended and restated bylaws. Please see below for information regarding how to obtain a copy of our amended and restated bylaws. To be timely for the 2021 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices: • not earlier than the close of business on January 22, 2021; and • not later than the close of business on February 21, 2021. Eventbrite 2020 Proxy Statement Page 17

In the event that we hold the 2021 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, then, for notice by the stockholder to be timely, it must be received by our Corporate Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made. If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting. Nomination of Director Candidates Holders of our common stock may propose director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee's name and qualifications for membership on our board and should be directed to our Corporate Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled "Information Regarding the Board and Corporate Governance—Director Nomination Process—Stockholder Recommendations and Nominees." In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time periods described above under the section titled "Stockholder Proposals" for stockholder proposals that are not intended to be included in a proxy statement. Availability of Bylaws A copy of our amended and restated bylaws is available via the SEC's website at http://www.sec.gov. You may also contact our Corporate Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Why is this Annual Meeting being held virtually? We are excited to embrace the latest technology to provide ease of access, real-time communication and cost savings for our stockholders and our company. Hosting a virtual meeting provides easy access for our stockholders and facilitates participation because stockholders can participate from any location around the world. You will be able to participate in the Annual Meeting of stockholders online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/EB2020. You will also be able to vote your shares electronically prior to or during the Annual Meeting. Eventbrite 2020 Proxy Statement Page 18

Who pays for the cost of this proxy solicitation? We pay the entire cost of preparing and distributing these proxy materials. In addition, we may reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of our directors, officers and employees, personally or by mail, telephone, facsimile, email or other means of communication (electronic or otherwise). No additional compensation will be paid for such services. Eventbrite 2020 Proxy Statement Page 19

Proposal No. 1 | Election of Directors Our Board has nine members. In accordance with our amended and restated certificate of incorporation, our Board is divided into three staggered classes of directors, with one class elected each year at the annual meeting of stockholders for a term of three years. At the Annual Meeting, three Class II directors are standing for election for a term that will expire in 2023. The Board has nominated Katherine August-deWilde, Julia Hartz and Helen Riley for election as Class II directors at the Annual Meeting. Each director is elected by a plurality of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions and broker non- votes will have no effect on this proposal. The three director nominees receiving the highest number of “FOR” votes will be elected to hold office until the 2023 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal. Each of the nominees is a current Class II director and member of our Board and has consented to serve, if elected. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director. If, however, any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by our independent Board members present at the meeting. In the alternative, the proxies may vote only for the remaining nominees, leaving a vacancy on our Board. Our Board may fill such vacancy at a later date or reduce the authorized size of our Board. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE. Eventbrite 2020 Proxy Statement Page 20

Information Regarding Director Nominees and Current Directors The biographies of each of the nominees above and continuing directors contain information regarding each such person's service as a director, business experience, director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused our Board to determine that the person should serve as a director of our Company. In addition to the information presented below regarding each nominee's and continuing director's specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our Company and our Board. Finally, we value our directors' experience in relevant areas of business management and on other boards of directors and board committees. Name Age Eventbrite Independent Committee Director Since Membership Nominees for election at the 2020 Annual Meeting (Class II) Katherine August- 72 2016 Yes Compensation Committee deWilde Nominating and Corporate Governance Committee (Chair) Julia Hartz 40 2016 No Helen Riley 44 2018 Yes Audit Committee Directors continuing in office until the 2021 Annual Meeting (Class III) Kevin Hartz 50 2005 No Sean Moriarty 49 2010 Yes Audit Committee Compensation Committee (Chair) Lorrie Norrington 60 2015 Yes Nominating and Corporate Governance Committee Directors continuing in office until the 2022 Annual Meeting (Class I) Roelof Botha 46 2009 Yes Compensation Committee Lead Independent Director Jane Lauder 46 2018 Yes Nominating and Corporate Governance Committee Steffan Tomlinson 48 2016 Yes Audit Committee (Chair) Eventbrite 2020 Proxy Statement Page 21

Nominees for Election to a Three-Year Term Expiring at the 2023 Annual Meeting of Stockholders Katherine August-deWilde Ms. August-deWilde has served on our Board since February 2016. Ms. August- deWilde is currently the Vice Chair of First Republic Bank, a commercial bank specializing in private banking, business banking and wealth management, a position she has held since the beginning of 2016. Ms. August-deWilde has served as an executive at First Republic Bank since 1985 and previously served as chief operating officer from 1993 to 2014 and president from 2007 to 2015. Ms. August-deWilde has served on the board of directors of First Republic Bank since 1988, Sunrun, a publicly-traded solar panel and energy company, since 2016, and TriNet Group, a publicly-traded human resources software solution company, since 2013. She also currently serves on the board of directors of a number of privately-held companies. Ms. August-deWilde holds a Master of Business Administration from the Stanford Graduate School of Business and a Bachelor of Arts in History from Goucher College. We believe that Ms. August-deWilde is qualified to serve as a member of our Board due to her leadership experience and experience serving on the boards of directors of public companies. Julia Hartz Ms. Hartz co-founded our Company and has served as our Chief Executive Officer and a member of our Board since April 2016. From 2006 to April 2016, Ms. Hartz served as our President. From 2003 to 2005, Ms. Hartz served as a manager of various television network series at Fox Networks Group, a media company, and from 2001 to 2003, Ms. Hartz developed and managed a network television series at MTV Networks, a part of Viacom, a media company. Ms. Hartz holds a Bachelor of Arts in Telecommunications from Pepperdine University. We believe that Ms. Hartz is qualified to serve as a member of our Board based on the perspective and experience she brings as our co-founder and Chief Executive Officer. Eventbrite 2020 Proxy Statement Page 22

Helen Riley Ms. Riley has served on our Board since July 2018. Since 2014, Ms. Riley has served as the chief financial officer at X, a research and development company and subsidiary of Alphabet Inc., a publicly-traded multinational conglomerate. From 2011 to 2013, Ms. Riley was the senior finance director of global marketing and global general and administration at Google, an Alphabet Inc. subsidiary. From 2013 to 2015, Ms. Riley was a finance director at Google, and she held various other positions in finance at Google from 2003 to 2012. Ms. Riley currently serves on the board of directors of WildAid, a wildlife conservation non-profit. Ms. Riley holds a Master of Business Administration from the Harvard Business School and a Bachelor of Arts in Philosophy, Politics and Economics and a Master of Arts from the University of Oxford. We believe that Ms. Riley is qualified to serve as a member of our Board due to her knowledge of global finance and experience advising technology companies. Directors Continuing in Office Until the 2021 Annual Meeting of Stockholders Kevin Hartz Mr. Hartz co-founded our Company and has served as Chairman of our Board since August 2018 and has served on our Board since October 2005. From September 2016 until June 2018, Mr. Hartz served as a partner and entrepreneur in residence at Founders Fund, a venture capital investment fund. From October 2005 to September 2016, Mr. Hartz served as our Chief Executive Officer. From 2001 to 2015, Mr. Hartz co-founded and held various roles at Xoom Corporation, a publicly-traded payments processing company that was sold to PayPal in 2015, including serving as its chief executive officer from 2001 to 2005 and director from 2001 to 2015. Mr. Hartz holds a Masters of Studies degree in History from Oxford University and a Bachelor of Arts and Science in History and Applied Earth Science from Stanford University. We believe that Mr. Hartz is qualified to serve as a member of our Board based on the perspective and experience he brings as our co-founder and former chief executive officer and his experience serving on a public company board. Eventbrite 2020 Proxy Statement Page 23

Sean Moriarty Mr. Moriarty has served on our Board since January 2010. Since August 2014, Mr. Moriarty has served as the chief executive officer and as a member of the board of directors of Leaf Group, a publicly-traded diversified media platform company. Mr. Moriarty previously served as the chief executive officer of Saatchi Online, which operated Saatchi Art, an online art gallery, from August 2013 to August 2014, prior to its acquisition by Leaf Group. From 2009 to 2012, Mr. Moriarty was an entrepreneur in residence at Mayfield Fund, a venture capital firm. From 2007 to 2009, Mr. Moriarty was president and chief executive officer of Ticketmaster, a live entertainment ticketing and marketing company, and he held various other positions at Ticketmaster from 2000 to 2006, including executive vice president, technology and chief operating officer. Mr. Moriarty served on the Ticketmaster board of directors from 2008 to 2009, and he currently serves on the board of directors of several privately-held companies. Mr. Moriarty attended graduate school at Boston University and the University of South Carolina and holds a Bachelor of Arts in English from the University of South Carolina. We believe that Mr. Moriarty is qualified to serve as a member of our Board due to his executive experience at Ticketmaster and his breadth of leadership experience. Lorrie Norrington Ms. Norrington has served on our Board since April 2015. Ms. Norrington is currently an operating partner for Lead Edge Capital, a growth equity investment firm. Prior to Lead Edge Capital, Ms. Norrington served in several senior management roles at eBay from 2005 through 2010, including as president of eBay Marketplaces. Prior to joining eBay, she was the chief executive officer of Shopping.com and held senior positions at Intuit. Ms. Norrington also led a variety of businesses at General Electric Company over a twenty-year period in a broad range of industries. She has served on the board of directors of Colgate-Palmolive Company, a publicly-traded consumer products company, since 2015, HubSpot, a publicly-traded company that provides an inbound marketing and sales platform, since 2013 and currently serves as lead director, and Autodesk, a publicly-traded design and engineering software company, since 2011. Ms. Norrington also currently serves on the board of directors of several privately-held companies. Ms. Norrington holds a Master of Business Administration from the Harvard Business School and a Bachelor of Science in Business Administration from the University of Maryland. We believe that Ms. Norrington is qualified to serve as a member of our Board due to her leadership experience in technology, software and Internet businesses and experience serving on the boards of directors of public companies. Eventbrite 2020 Proxy Statement Page 24

Directors Continuing in Office Until the 2022 Annual Meeting of Stockholders Roelof Botha Mr. Botha has served on our Board since October 2009. Since January 2003, Mr. Botha has served in various positions at Sequoia Capital, a venture capital firm, including as a Managing Member since 2007. From 2000 to 2003, Mr. Botha served in various positions at PayPal, a payment processing and financial services company, including as chief financial officer. Mr. Botha has served on the board of directors of MongoDB, a publicly-traded general purpose database platform, since 2013, Square, Inc., a publicly-traded company that provides payments, financial and marketing services, since 2011, and Natera, a publicly-traded genetic testing company, since 2007. He also currently serves on the board of directors of a number of privately-held companies. Mr. Botha previously served on the board of directors of Xoom Corporation from May 2005 until its acquisition by PayPal in 2015. Mr. Botha holds a Master of Business Administration from the Stanford University Graduate School of Business and a Bachelor of Science in Actuarial Science, Economics and Statistics from the University of Cape Town. We believe that Mr. Botha is qualified to serve as a member of our Board due to his knowledge of the technology industry and experience serving on the boards of directors of public companies. Jane Lauder Ms. Lauder has served on our Board since November 2018. Since April 2014, Ms. Lauder has served as the Global Brand President of Clinique, a skincare and cosmetics brand owned by The Estée Lauder Companies Inc. Immediately prior to that, Ms. Lauder served as Global President, General Manager of the Origins, Ojon and Darphin brands of Estée Lauder. From July 2008 until July 2010, Ms. Lauder served as Senior Vice President/General Manager of the Origins brand. Ms. Lauder began her career with Estée Lauder in 1996 at Clinique and served in various positions at Estée Lauder until July 2006, when she became Senior Vice President, Global Marketing for Clinique. Since 2009, she has served on the board of directors of The Estée Lauder Companies Inc. Ms. Lauder holds a Bachelor of Arts in History from Stanford University. We believe that Ms. Lauder is qualified to serve as a member of our Board because of her management and leadership experience and experience serving on the board of directors of a public company. Eventbrite 2020 Proxy Statement Page 25

Steffan Tomlinson Mr. Tomlinson has served on our Board since February 2016. He currently serves as chief financial officer of Google Cloud and Technical Infrastructure at Google, an Alphabet Inc. company. From February 2012 to March 2018, Mr. Tomlinson served as chief financial officer of Palo Alto Networks, a publicly-traded cyber security company. From September 2011 to January 2012, Mr. Tomlinson served as chief financial officer at Arista Networks, a provider of cloud networking solutions. From April 2011 to September 2011, Mr. Tomlinson was a partner and chief administrative officer at Silver Lake Kraftwerk, a private investment firm. From 2005 to 2011, Mr. Tomlinson served as chief financial officer at Aruba Networks, a provider of intelligent wireless LAN switching systems. Since May 2017, Mr. Tomlinson has served on the board of directors of Cornerstone OnDemand, a publicly-traded company providing cloud-based learning and talent management solutions. He also previously served on the boards of directors of Qlik Technologies, a publicly-traded data analytics platform, from 2013 to 2016, and Riverbed Technology, a publicly-traded network performance company, from 2014 to 2015. Mr. Tomlinson holds a Master of Business Administration from Santa Clara University and a Bachelor of Arts in Sociology from Trinity College. We believe that Mr. Tomlinson is qualified to serve as a member of our Board and Chair of our Audit Committee due to his background as a member of the board of directors and audit committee of other public companies and his financial and accounting expertise from his experience as chief financial officer of publicly-traded companies. Eventbrite 2020 Proxy Statement Page 26

Information Regarding the Board and Corporate Governance Board Leadership Structure The positions of Chief Executive Officer and Chairman of our Board are separated. Kevin Hartz, one of our co-founders, serves as the Chairman of our Board, presides over meetings of our Board and holds such other powers and carries out such other duties as are customarily carried out by the Chairman of our Board. Our Board believes that separating these roles is appropriate as it allows us to pursue strategic and operational objectives while maintaining effective oversight and objective evaluation of corporate performance. Our Board has adopted Corporate Governance Guidelines that provide that one of our independent directors will serve as our Lead Independent Director. Our Board has appointed Roelof Botha to serve as our Lead Independent Director. As Lead Independent Director, Mr. Botha presides over periodic meetings of our independent directors, serves as a liaison between the Chairman of our Board and the independent directors and as a liaison between our Chief Executive Officer and the rest of the Board, and performs such additional duties as our Board may otherwise determine and delegate. Board Oversight of Risk Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks our Company faces, while our Board, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed. Our Board believes that open communication between management and our Board is essential for effective risk management and oversight. Our Board meets with our Chief Executive Officer and other members of the senior management team at quarterly meetings of our Board, where, among other topics, they discuss strategy and risks facing our company, as well at such other times as they deemed appropriate. While our Board is ultimately responsible for risk oversight, our Board committees assist our Board in fulfilling its oversight responsibilities in certain areas of risk. For example: • the full Board oversees the management of risk related to our business strategy and operations, receives risk reports from our management team and committees and evaluates the risks inherent in significant transactions; • our Audit Committee oversees the management of risks associated with financial reporting and disclosure controls and procedures, legal and regulatory compliance, financial exposure and risks associated with internal controls over financial reporting, liquidity, privacy and cyber security; Eventbrite 2020 Proxy Statement Page 27

• our Nominating and Corporate Governance Committee oversees the management of risks associated with Board organization, membership and structure and corporate governance; and • our Compensation Committee oversees the management of risks associated with our compensation programs, plans, policies and practices for named executive officers and other employees. Director Independence Our Board assesses the independence of each of our directors at least annually, and has determined that other than Mr. and Ms. Hartz, all current directors and director nominees are independent in accordance with the listing standards of the New York Stock Exchange and the applicable rules and regulations of the SEC. Ms. Hartz is not considered independent because she is our Chief Executive Officer, and Mr. Hartz is not independent because he is married to Ms. Hartz and is our former Chief Executive Officer. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled "Certain Relationships and Related Party Transactions." In addition, the Board has determined that each member of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is independent and, in the case of the Audit Committee and the Compensation Committee, meets the heightened independence requirements applicable to each such committee in accordance with the listing standards of the New York Stock Exchange and the applicable rules and regulations of the SEC. Board Meetings Our Board met five times during 2019. Each director attended at least 75% of the total number of 2019 meetings of the Board and of each Committee on which he or she served. We encourage all directors and director nominees to attend the Annual Meeting; however, attendance is not mandatory. All of our directors attended the 2019 Annual Meeting of Stockholders. Board Committees Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Members of these committees serve until their resignation or until as otherwise determined by our Board. The composition and responsibilities of each of these committees is described below. Eventbrite 2020 Proxy Statement Page 28

Director Independent Audit Compensation Nominating and Committee Committee Corporate Governance Committee Katherine August- Yes deWilde * Roelof Botha Yes Julia Hartz No Kevin Hartz No Jane Lauder Yes Sean Moriarty Yes * Lorrie Norrington Yes Helen Riley Yes Steffan Tomlinson Yes * * Chair Member Financial Expert Audit Committee 2019 Meetings: 4 Members: Sean Moriarty Helen Riley Steffan Tomlinson (Chair) As described in more detail in its charter, available on our website at https://investor.eventbrite.com/, the Audit Committee is responsible for, among other duties: • selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements; • evaluating the independence and performance of the independent registered public accounting firm; • discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end results of operations; Eventbrite 2020 Proxy Statement Page 29

• developing procedures for employees to submit complaints and concerns anonymously about questionable accounting or audit matters; • reviewing our policies on risk assessment and risk management; • reviewing related party transactions; • reviewing any major issues related to the adequacy of our internal control procedures and any steps taken to deal with such issues; and • approving or, as required, pre-approving, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm. Each member of our Audit Committee meets the requirements for independence under the listing standards of the New York Stock Exchange and SEC rules and regulations. Each member of our Audit Committee also meets the financial literacy and sophistication requirements of the listing standards of the New York Stock Exchange. Compensation Committee 2019 Meetings: 4 Members: Katherine August-deWilde Roelof Botha Sean Moriarty (Chair) As described in more detail in its charter, available on our website at https://investor.eventbrite.com/, our Compensation Committee is responsible for, among other duties: • reviewing the compensation of our Chief Executive Officer and making recommendationsto our Board regarding her compensation; • reviewing, approving and determining the compensation of our executive officers other than our Chief Executive Officer; • reviewing and making recommendations to our Board regarding the compensation of the directors of the Company, including under equity compensation plans; • reviewing and approving, or making recommendations to our Board, regarding incentive compensation and equity compensation plans; and • overseeing executive succession planning. Each member of our Compensation Committee meets the requirements for independence under the listing standards of the New York Stock Exchange and SEC rules and regulations. Pursuant to our 2018 Stock Option and Incentive Plan (the "2018 Plan"), our Compensation Committee may delegate to a committee, all or part of its authority to approve certain grants of equity awards to certain individuals, subject to certain limitations including the amount of awards that can be granted pursuant to such delegated authority. Eventbrite 2020 Proxy Statement Page 30

Nominating and Corporate Governance Committee 2019 Meetings: 4 Members: Katherine August-deWilde (Chair) Jane Lauder Lorrie Norrington As described in more detail in its charter, available on our website at https://investor.eventbrite.com/, the Nominating and Corporate Governance Committee is responsible for, among other duties: • identifying and evaluating and making recommendations to our Board regarding, nominees for election to our Board and its committees; • considering and making recommendations to our Board regarding the composition of our Board and its committees; • reviewing and assessing the adequacy of our Corporate Governance Guidelines and recommending any proposed changes to our Board; and • overseeing evaluations of the performance of our Board, committees, individual directors and management. Each member of our Nominating and Corporate Governance Committee meets the requirements for independence under the listing standards of the New York Stock Exchange and SEC rules and regulations. Compensation Committee Interlocks and Insider Participation During 2019, Ms. August-deWilde and Messrs. Botha and Moriarty served on our Compensation Committee. No member of our Compensation Committee is or has been an officer or employee of our company. No executive officer currently serves, or in the past year has served, as a member of the board or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board or Compensation Committee. See the section titled "Certain Relationships and Related Party Transactions" for information about related party transactions involving members of our Compensation Committee or their affiliates. Director Nomination Process Identifying and Evaluating Nominees Evaluation Process The Board has delegated to the Nominating and Corporate Governance Committee the responsibility of identifying suitable candidates for nomination to the Board (including candidates to fill any vacancies that may occur) and assessing their qualifications in light of the policies and principles in our Corporate Governance Guidelines and the committee's charter. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both Eventbrite 2020 Proxy Statement Page 31 on an individual basis and taking into account the overall composition and needs of the board. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board's approval as director nominees for election to the Board. Qualifications Our Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating director nominees and will consider all facts and circumstances that it deems appropriate or advisable. In identifying and evaluating director candidates, our Nominating and Corporate Governance Committee will consider, among other factors: • the current size and composition of the Board and the needs of the Board and Board committees; • issues of character, ethics, integrity, judgment, diversity, independence, skills, education, expertise, business acumen, business experience, length of service and understanding of our business and industry; • diversity of background, which broadly includes differences of viewpoint, age, skill, gender, race and other individual characteristics; • proven achievement and competence in their field, ability to assist and support our management team, ability to make significant contributions to our success and an understanding of the fiduciary responsibilities that are required of a director; • sufficiency of time to perform their Board and committee responsibilities; and • other factors, including conflicts of interests. Stockholder Recommendations and Nominees Stockholders may submit recommendations for director candidates to the Nominating and Corporate Governance Committee by sending the information set forth below to our Corporate Secretary at Eventbrite, Inc., 155 5th Street, Floor 7, San Francisco, California 94103, who will forward all recommendations to the Nominating and Corporate Governance Committee. Pursuant to the policies and procedures for director candidates set forth in our Nominating and Corporate Governance Committee charter, stockholder recommendations for director candidates must include the following information: • The name and address of record of the stockholder; • A representation that the stockholder is a record holder of the Company’s securities or, if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); • The name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the recommended director candidate; • A description of the qualifications and background of the recommended director candidate that addresses the criteria for Board membership approved by the Board from time to time and set forth in the Nominating and Corporate Governance Committee charter; Eventbrite 2020 Proxy Statement Page 32

• A description of all arrangements or understandings between the stockholder and the recommended director candidate; • The consent of the recommended director candidate (i) to be named in the proxy statement for the Company’s next meeting of stockholders and (ii) to serve as a director if elected at that meeting; and • Any other information regarding the recommended director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC. The Nominating and Corporate Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management. Communications with the Board Stockholders or other interested parties may contact the Board or one or more of our directors by mailing correspondence to our General Counsel via U.S. Mail or Expedited Delivery Service to: Eventbrite, Inc., 155 5th Street, Floor 7, San Francisco, California 94103, Attn: Board of Directors c/o General Counsel. Our legal team, in consultation with appropriate members of our Board as necessary, will review all incoming communications and, if appropriate, will forward such communications to the appropriate member(s) of the Board, or if none is specified, to the Chairman of the Board. Corporate Governance Guidelines and Code of Business Conduct and Ethics Our Board has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our Board has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. Copies of our Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on our Internet website at https://investor.eventbrite. com and may also be obtained without charge by contacting our Corporate Secretary at Eventbrite, Inc., 155 5th Street, Floor 7, San Francisco, California 94103. We intend to disclose any amendments to our Code of Business Conduct and Ethics, or waivers of its requirements, on our website or in filings under the Exchange Act, as required by the applicable rules and exchange requirements. During the fiscal year ended December 31, 2019, no waivers were granted from any provision of the Code of Business Conduct and Ethics that are required to be disclosed. Eventbrite 2020 Proxy Statement Page 33

Director Compensation

The following table provides information regarding the total compensation that was earned by or paid to each of our non-employee directors for the year ended December 31, 2019. Directors who also serve as employees receive no additional compensation for their service as directors. During the fiscal year ended December 31, 2019, Ms. Hartz, our Chief Executive Officer, and Mr. Dreskin, our former President, Music, were each an employee as well as a member of our board and thus received no additional compensation for her or his services as a director. See the "2019 Summary Compensation Table" below for more information about Ms. Hartz's compensation for the year ended December 31, 2019, and see the following table for the total compensation that was earned by or paid to Mr. Dreskin for his service to the Company for the year ended December 31, 2019. Mr. Dreskin separated from the Company in June 2019 and did not seek reelection at our 2019 annual meeting of stockholders, but continues to serve as a strategic advisor to the Company.

2019 Director Compensation Table

Name	Fees Earned or Paid in Cash($)[1]	Stock Awards[2]	Option Awards($)[3]	All Other Compensation ($)	Total ($)
Katherine August-deWilde	48,500	84,085	83,754	-	216,339
Roelof Botha	66,000	84,085	83,754	-	233,839
Andrew Dreskin	-	-	-	509,039[4]	509,039
Kevin Hartz	-[5]	84,085	83,754	125,000[6]	292,839
Jane Lauder	38,750	84,085	83,754	-	206,589
Sean P. Moriarty	50,890[7]	84,085	83,754	-	218,729
Lorrie M. Norrington	43,079[8]	84,085	83,754	95,256[9]	306,174
Helen Riley	45,000	84,085	83,754	-	212,839
Steffan Tomlinson	55,000	84,085	83,754	-	222,839

(1) The amounts reported represent the annual cash retainer and committee fees paid to or earned by each of our non-employee directors for services in the year ended December 31, 2019 pursuant to our director compensation policy. Each non-employee director elected to receive such amounts in the form of unrestricted shares of our Class A common stock.

(2) The amounts reported represent the aggregate grant date fair value of the RSUs awarded to our non-employee directors in the year ended December 31, 2019, calculated in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 ("ASC Topic 718"). Such grant date fair value does not take into

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account any estimated forfeitures related to service-based vesting conditions. During 2019, each non-employee director, other than Andrew Dreskin, received a grant of 5,017 RSUs on June 7, 2019 with the grant date fair value shown in the table above The assumptions used in calculating the grant date fair value of the RSUs reported in this column are set forth in Note 13 to our Consolidated Financial Statements included in our 2019 Annual Report. The amounts reported in this column reflect the accounting cost for the RSUs and do not correspond to the actual economic value that may be received by the director upon settlement of such RSUs. The RSUs are for shares of our Class A common stock, granted pursuant to our director compensation policy, and vest in full on the earlier of (i) the first anniversary of the grant date or (ii) our next annual meeting of stockholders, subject to the director’s continued service through such date. Notwithstanding the vesting schedule, such RSUs fully accelerate upon a “sale event,” as defined in the 2018 Plan. Each non-employee director, except Ms. August-deWIlde and Messrs. Botha, Moriarty and Tomlinson, elected to defer settlement of his or her annual RSU retainer award in the form of deferred stock units. (3) The amounts reported represent the aggregate grant date fair value of the stock options awarded to our non- employee directors in the year ended December 31, 2019, calculated in accordance with ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures related to service-based vesting conditions. During 2019, each non-employee director, other than Mr. Dreskin, received a grant of 10,724 stock options on June 7, 2019 with the grant date fair value shown in the table above. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 13 to our Consolidated Financial Statements included in our 2019 Annual Report. The amounts reported in this column reflect the accounting cost for the stock options and do not correspond to the actual economic value that may be received by the director upon exercise of such stock options. The shares subject to the stock options are for our Class A common stock, and unless as otherwise noted, are granted pursuant to our director compensation policy, and vest and become exercisable in full on the earlier of (i) the first anniversary of the grant date or (ii) our next annual meeting of stockholders, subject to the director's continued service through such date. Notwithstanding the vesting schedule, the stock options fully accelerate upon a “sale event,” as defined in the 2018 Plan. (4) During 2019, Mr. Dreskin served as an employee until June 2019, following which he provided, and continues to provide, services as a strategic advisor. Mr. Dreskin also served as a director until May 2019 and did not seek reelection at our 2019 annual meeting of stockholders. During 2019, Mr. Dreskin was only compensated for his services as an employee and a strategic advisor. The amounts reported represent $284,375 in salary for services as our employee, $220,464 in fees for his services as a strategic advisor and $4,200 in company matching contributions to our 401(k) plan. (5) Mr. Hartz agreed to forgo his annual cash retainer earned for services in the year ended December 31, 2019. (6) Represents the filing fee under the Hart-Scott-Rodino Act paid by the Company on behalf of Mr. Hartz. (7) Includes the $3,890 committee fee paid to Mr. Moriarty on March 12, 2020 for his 2019 service on the Audit Committee. Mr. Moriarty elected to receive such amount in the form of unrestricted shares of our Class A common stock. (8) Includes the $4,329 committee fee paid to Ms. Norrington on March 12, 2020 for her 2019 service on the Audit Committee. Ms. Norrington elected to receive such amount in the form of unrestricted shares of our Class A common stock. (9) On June 7, 2019, we entered into an independent contractor agreement with Ms. Norrington, pursuant to which she provided advisory services to the Company as a consultant for a three-month term commencing on May 6, 2019 in exchange for the grant of an option valued at $41,251 based on a Black-Scholes valuation as of the grant date, which option vested in full at the end of such term on August 6, 2019. On August 1, 2019, we entered into an amendment to the independent contractor agreement which extended the term of Ms. Norrington’s arrangement to provide consulting services to the Company for three additional successive one-month terms. Under the amendment, Ms. Norrington was granted options valued at $18,001 based on a Black-Scholes valuation as of the grant date for each one-month term which vested in full at the end of each such term, subject to Ms. Norrington’s continued service. Eventbrite 2020 Proxy Statement Page 35

As of December 31, 2019, our non-executive directors held the following outstanding equity awards: Name Shares Subject to Outstanding Outstanding Outstanding Options RSUs(a) Restricted Shares Katherine August-deWilde 5,645 5,017 10,724 Roelof Botha 16,369 5,017 - Andrew Dreskin 391,688 - - Kevin Hartz 1,266,369 7,464 - Jane Lauder 13,641 6,599 - Sean P. Moriarty 66,369 5,017 - Lorrie M. Norrington 263,994 7,464 - Helen Riley 280,688 7,464 - Steffan Tomlinson 206,761 5,017 - (a) Includes RSUs (vested and unvested) for which settlement has been deferred at election of the non-employee director. Non-Employee Director Compensation Program In September 2018, upon the recommendation of our Compensation Committee, we implemented a formal policy pursuant to which our non-employee directors are eligible to receive cash retainers and equity awards. In June 2019, upon the recommendation of our Compensation Committee and following review of Compensia’s competitive market assessment, our Board approved increasing the target value of equity awards from $165,000 to $175,000, effective as of the 2019 annual meeting of stockholders. As amended in June 2019, our non-employee director compensation policy provides for the following: Annual Retainer for Board Membership Annual service on the Board of Directors $ 35,000 Annual service as Lead Director $ 15,000 Additional Annual Retainer for Committee Membership Annual service as chair of the Audit Committee $ 20,000 Annual service as member of the Audit Committee (other than chair) $ 10,000 Annual service as chair of the Compensation Committee $ 12,000 Annual service as member of the Compensation Committee $ 6,000 (other than chair) Annual service as chair of the Nominating and Corporate Governance Committee $ 7,500 Annual service as member of the Nominating and Corporate Governance $ 3,750 Committee (other than chair) Eventbrite 2020 Proxy Statement Page 36

Non-employee directors are given the opportunity to elect to receive all or a portion of their cash retainer and committee fees in the form of an equity award of unrestricted stock having a grant date fair value equal to the amount (or portion of the amount) of such retainer and committee fees. Our policy also provides that, upon initial election to our board, each non-employee director will be granted equity with a value of $175,000 (the “Initial Grant”) of which 50% is awarded in RSUs and 50% is awarded in stock options. If a new non-employee director joins our Board on a date other than the date of our annual meeting of stockholders, such non-employee director will be granted a pro rata portion of the Initial Grant, based on the time between his or her appointment and our next annual meeting of stockholders. Further, on the date of each of our annual meetings of stockholders, each non-employee director who will continue as a non-employee director following such meeting will be granted equity with a value of $175,000 (the “Annual Grant”) of which 50% is awarded in RSUs and 50% is awarded in stock options. The value of option awards under the policy is determined based on the grant date fair value based on a Black-Scholes valuation of the Company’s Class A common stock with assumptions employed by the Company under ASC Topic 718, and the value of RSU awards under the policy is based on the average closing price of the Company’s Class A common stock over the trailing 30 day period ending on the last day of the month prior to the month of grant. The Initial Grant and the Annual Grant will vest in full on the earlier of (i) the first anniversary of the grant date or (ii) our next annual meeting of stockholders, subject to continued service as a director through the applicable vesting date. Such awards are subject to full accelerated vesting upon a “sale event” as defined in the 2018 Stock Option and Incentive Plan. Non-employee directors are given the opportunity to defer settlement of all of the RSUs they receive pursuant to an Initial Grant or Annual Grant pursuant to the terms and conditions of our policy, the 2018 Stock Option and Incentive Plan and the Non-Employee Directors’ Deferred Compensation Program (such RSUs elected for deferral, “deferred stock units”). Deferred stock units will generally be settled in shares of our Class A common stock in a single lump sum as soon as practicable (but in no event later than 30 days) after the end of the earlier to occur of the following: (i) 90 days after the non-employee director ceases to serve as a member of our board and incurs a “separation from service” within the meaning of Section 409A of the Code, (b) the consummation of a sale event so long as such sale event constitutes a “change in the ownership or effective control of the company or in the ownership of a substantial portion of the assets of the company” within the meaning of Section 409A of the Code or (c) 90 days after the date of the non- employee director’s death. Employee directors receive no additional compensation for their service as a director. We reimburse all reasonable out-of-pocket expenses incurred by directors for their attendance at meetings of our Board or any committee thereof. Eventbrite 2020 Proxy Statement Page 37

Audit Committee Report Eventbrite’s Audit Committee is comprised solely of independent directors as required by the listing standards of the New York Stock Exchange and rules and regulations of the SEC. The Audit Committee operates under a written charter approved by our Board, which is available on our website at https://investor.eventbrite.com/. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee's performance on an annual basis. Management is responsible for establishing and maintaining internal controls and preparing our consolidated financial statements. Our independent registered public accounting firm, PricewaterhouseCoopers LLP ("PwC"), is responsible for performing an independent audit of our consolidated financial statements. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare Eventbrite’s financial statements. This is the responsibility of management. In performing its oversight function, the Audit Committee has: • reviewed and discussed the audited financial statements with management and PwC; • discussed with PwC the matters required to be discussed by Auditing Standard No. 1301 “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board ("PCAOB"); and • received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with PwC its independence. Based on the Audit Committee's review and discussions with management and PwC, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC. Respectfully submitted by the members of the Audit Committee of the Board: Steffan Tomlinson (Chair) Sean Moriarty Helen Riley This report of the Audit Committee is required by the SEC and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended ("Securities Act"), or under the Securities Exchange Act of 1934, as amended ("Exchange Act"), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act. Eventbrite 2020 Proxy Statement Page 38

Proposal No. 2 | Ratification of the Appointment of Independent Registered Public Accounting Firm The Audit Committee has appointed PricewaterhouseCoopers LLP ("PwC") as our independent registered public accounting firm for 2020 and recommends that stockholders vote to ratify the appointment. PwC acted as our independent registered public accounting firm in 2019. We expect a representative of PwC to be present at our Annual Meeting to respond to appropriate questions from stockholders and to make a statement if he or she so chooses. This proposal is decided by the affirmative vote of a majority of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. In the event that this proposal is not approved, our Audit Committee will reconsider whether or not to retain PwC. Even if the appointment is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of stockholders. Fees and Services Fee Category Fiscal 2019 Fiscal 2018 Audit Fees (1) $ 2,713,094 $ 3,250,866 Audit-Related Fees (2) $ - $ - Tax Fees (3) $ 165,675 $ 177,550 All Other Fees (4) $ 12,780 $ 2,970 Total Fees $ 2,891,549 $ 3,431,386 (1) Audit Fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements and internal control over financial reporting and the review of our quarterly condensed consolidated financial statements. This category also includes fees for services incurred in connection with our initial public offering and audit services provided in connection with other statutory and regulatory filings. (2) Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and not reported under "Audit Fees." (3)Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These permissible tax services include consultation on tax matters and assistance regarding federal, state and international tax. (4) All Other Fees consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above, which include subscription fees paid for access to online accounting research software applications and data. Eventbrite 2020 Proxy Statement Page 39

Pre-Approval Policies and Procedures The Audit Committee is required to pre-approve all audit and permissible non-audit services to be provided by our independent registered public accounting firm. As part of its review, the Audit Committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board. The Audit Committee pre-approved all of the services described above. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020. Eventbrite 2020 Proxy Statement Page 40

Executive Officers

The table below provides information about each of our executive officers as of March 1, 2020. Each of our executive officers is appointed by, and serves at the discretion of our Board, and holds office until his or her successor is duly appointed or until his or her earlier resignation or removal. Other than Mr. and Ms. Hartz, who are husband and wife, there are no family relationships among any of our directors or executive officers. Ms. Hartz's biographical information is provided in the section titled "Information Regarding Director Nominees and Current Directors Nominees for Election to a Three-Year Term Expiring at the 2023 Annual Meeting of Stockholders."

Name	Age	Position
Julia Hartz	40	Co-Founder, Chief Executive Officer and Director
Charles "Lanny" Baker	53	Chief Financial Officer
Shane Crehan	46	Chief Accounting Officer
Samantha Harnett	44	Chief Legal and Operations Officer



Charles "Lanny" Baker

Mr. Baker has served as our Chief Financial Officer since September 2019. Prior to joining Eventbrite, Mr. Baker served as chief financial officer of Yelp Inc., a technology platform for local business reviews, from May 2016 to August 2019. Prior to joining Yelp, Mr. Baker served as chief executive officer and president of ZipRealty, Inc., an online real estate brokerage and technology company, from September 2010 through March 2016. He also served as executive vice president and chief financial officer of ZipRealty from December 2008 to September 2010. ZipRealty was acquired by Realogy Holdings, Inc. in August 2014. From June 2007 to December 2008, Mr. Baker was an independent investor. From March 2005 to June 2007, he served as senior vice president and chief financial officer of Monster Worldwide, Inc., which operates the employment website monster.com.

From 1993 to 2005, Mr. Baker held various positions at Salomon Brothers (subsequently Salomon Smith Barney, then Citigroup), including managing director in the Equity Research Department. Mr. Baker has served as a member of the board of directors of Leaf Group, a publicly-traded diversified consumer Internet company, since April 2019. Mr. Baker previously served on the board and chaired the audit and nominating and corporate governance committees of XO Group, Inc., a life stage consumer Internet and

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media company, from November 2005 to December 2018, when it was acquired by WeddingWire, Inc. He also served as a director and chairman of the audit committee of HomeAway, Inc., an online vacation rental company, from 2011 to December 2015, when it was acquired by Expedia, Inc. Mr. Baker holds a B.A. from Yale College. Shane Crehan Mr. Crehan has served as our Chief Accounting Officer since January 2019. From December 2009 to July 2018, Mr. Crehan held various finance roles at Facebook, a publicly traded global social networking company, including as Head of International Finance and Global Finance Operations from 2016 to 2018. Mr. Crehan started his career as a public accountant with Ernst & Young, and prior to joining Facebook, held various roles in the financial services and online gambling industries. Mr. Crehan holds a Bachelor of Arts (with first class honors) in Law and Accounting from the University of Limerick in Ireland. Mr. Crehan is a Fellow Chartered Accountant of Chartered Accountants Ireland and has subsequently completed a professional Diploma in International Financial Reporting Standards with distinction. Samantha Harnett Ms. Harnett has served as our Chief Legal and Operations Officer since February 2020, and previously as our Chief Legal and Corporate Operations Officer from October 2019 to February 2020, our Senior Vice President, General Counsel from May 2018 to October 2019 and our Vice President, General Counsel from November 2015 through May 2018. From March 2005 to November 2015, Ms. Harnett served in various positions at ZipRealty, a real estate technology and online brokerage company, including most recently as the general counsel and senior vice president of business development from October 2009 to November 2015. Prior to that, Ms. Harnett was an associate at Wilson Sonsini Goodrich and Rosati, P.C. Ms. Harnett holds a Juris Doctor from Santa Clara University School of Law and a Bachelor of Arts in Psychology from California State University. Eventbrite 2020 Proxy Statement Page 42

Executive Compensation Compensation Discussion and Analysis This section discusses the principles underlying our compensation policies, practices and decisions for our “named executive officers.” For 2019, our named executive officers are: • Julia Hartz, Co-Founder, Chief Executive Officer and Director (our “CEO”); • Charles “Lanny” Baker, Chief Financial Officer; • Randy Befumo, former Chief Strategy Officer and former Chief Financial Officer; • Shane Crehan, Chief Accounting Officer; • Samantha Harnett, Chief Legal and Operations Officer; • Patrick Poels, former Chief Technology Officer; and • Deborah Sharkey, former Chief Commercial Officer. Mr. Baker was appointed our Chief Financial Officer effective September 3, 2019. Mr. Befumo served as our Chief Financial Officer until such date, after which date he remained employed by the Company as Chief Strategy Officer. Effective January 2, 2020, Mr. Befumo transitioned from Chief Strategy Officer to a strategic advisor of the Company. Mr. Crehan was appointed our Chief Accounting Officer effective January 23, 2019. Mr. Poels ceased employment with the Company on February 14, 2020, and will remain an advisor to the Company until June 30, 2020. Ms. Sharkey ceased service with the Company on April 3, 2019. Executive Summary 2019 Performance Highlights Our executive compensation program is designed to deliver pay in accordance with corporate and individual performance, rewarding superior performance and providing consequences for underperformance. We believe that compensation of our named executive officers for 2019 was aligned with the Company’s performance. Highlights of our 2019 performance and significant achievements include the following: • growing our paid ticket volume to 109.4 million for the full year, a 12% increase from the prior year; • completing the Ticketfly migration, retaining over 70% of the Ticketfly book of business; • enhancing our platform capabilities, with new features such as Add-Ons and new reserved seating functionality, and attracting hundreds of thousands of new-to-Eventbrite creators; and • implementing a realignment plan to refocus our resources to build for our most valuable creators. 2019 Compensation Highlights Consistent with our compensation philosophy, our key compensation decisions for 2019 included the following: • Base Salaries. The 2019 base salaries and target bonuses for our named executive officers were set based on a number of considerations, including reference to the amounts paid or established Eventbrite 2020 Proxy Statement Page 43 for such compensation elements by our compensation peer group. Only Ms. Harnett and Mr. Poels received base salary increases for 2019, which were awarded to bring their base salary levels to the peer group median. • Annual Cash Incentives. For 2019, our Board of Directors and Compensation Committee did not award cash bonuses to any of our named executive officers, other than a limited $75,000 cash bonus to Ms. Harnett based on a holistic evaluation of her contributions and Company performance. Long-Term Incentives. In 2019, we granted stock options and/or restricted stock units (“RSUs”) to our named executive officers. We believe that stock options and restricted stock units effectively align the interests of our named executives officers with those of our stockholders by linking the value delivered to our executives to the value of our common stock. In the event that our named executive officers fail to increase stockholder value over the term of their stock options, then our named executive officers will realize no value from their stock options. In addition, restricted stock units complement our equity compensation program by helping us to achieve our retention objectives. Compensation Governance and Best Practices We are committed to having strong governance standards with respect to our executive compensation program, policies and practices. Our key compensation policies and practices include the following: • Pay for performance. A significant portion of our executive compensation is equity based in order to align the interests of our executive officers with the interests of our stockholders. • Independent compensation consultant. The Compensation Committee retains an independent compensation consultant to review, analyze and provide recommendations regarding our executive compensation program and practices. • No guaranteed annual salary increases or bonuses. Our named executive officers’ base salaries are determined based on individual performance evaluations and their annual cash incentives are determined based on our actual achievement as measures against one of more pre-established performance measures. • “Double-trigger” vesting. Unless equity awards are not assumed or substituted in connection with a change in control of the Company, acceleration of vesting of equity awards held by our named executive officers requires an involuntary termination of employment in connection with the change in control of the Company. • No excise tax gross-ups. We do not provide any excise tax gross-ups to our named executive officers in connection with payments received upon a change in control of the Company. • Limited perquisites. We do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances. • No hedging or pledging. We prohibit our employees, including our officers, and directors from hedging or pledging any Company securities. Eventbrite 2020 Proxy Statement Page 44

Executive Compensation Philosophy and Objectives We believe that for us to be successful we must hire and retain people who can continue to develop our strategy and innovate our products and services. To achieve these objectives, our executive compensation program has been designed to attract, motivate, reward and retain high caliber executives and seeks to align their compensation with our short- and long-term business objectives, business strategy and financial performance. Our executive compensation program is designed to: • attract, motivate, incentivize and retain executives who contribute to our long-term success; • provide compensation packages to our executives that are fair and competitive and reward high performance and the achievement of our business objectives and effectively align their interests with those of our stockholders; and • effectively align our executives’ interests with those of our stockholders by focusing on long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders. Determination of Compensation Role of Compensation Committee Our Compensation Committee is responsible for overseeing all aspects of our executive compensation program, including executive salaries, payouts under our annual bonus plan, the size and form of equity awards, and any other executive compensation. Our Compensation Committee reports to our Board on its discussions, decisions and other actions. Role of Compensation Consultant Our Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our executive compensation program and related policies and practices. In 2019, our Compensation Committee continued to retain Compensia, Inc. (“Compensia”), a national compensation consulting firm with compensation expertise relating to technology companies, to provide it with competitive market data, analysis and other information relating to executive compensation. The Compensation Committee engaged Compensia to, among other things, assist in developing an appropriate group of peer companies to help us understand the competitive market for determining the appropriate level of compensation for our executive officers, as well as to assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers, individually as well as in the aggregate, is competitive and fair. Compensia reports directly to the Compensation Committee, although Compensia may meet with members of management for the purposes of gathering information on proposals that management may make to the Compensation Committee. Compensia does not provide any services to us other than the services provided to the Compensation Committee. The Compensation Committee has evaluated its relationships with Compensia to ensure that it believes that the firm is independent from management. Based on this review, as well as consideration of the factors affecting independence set forth by the New York Stock Exchange and the relevant SEC rules, the Compensation Committee has determined that no conflict of interest was raised as a result of the work performed by Compensia. Eventbrite 2020 Proxy Statement Page 45

Role of Management

In setting compensation for 2019, our CEO and our Chief Legal and Operations Officer worked closely with the Compensation Committee in determining our executive compensation program, including attending meetings of the Compensation Committee. Our CEO makes recommendations (other than with respect to herself) regarding base salary, and short-term and long-term compensation, including equity awards, for our executive officers based on our financial results, each executive officer's individual contribution toward these results, the executive officer's role and performance of his or her duties and his or her achievement of individual goals. The Compensation Committee then reviews the recommendations and other data, including various compensation survey data and publicly-available data of our peers, and makes decisions as to the target total direct compensation and each individual compensation element for each executive officer (excluding our CEO) and makes recommendations to our Board of Directors in respect of our CEO. While our CEO typically attends meetings of the Compensation Committee, the Compensation Committee meets outside the presence of our CEO when discussing her compensation and when discussing certain other matters, as well.

Use of Comparative Market Data

The Compensation Committee seeks to compensate our executive officers at levels that are commensurate with the compensation of executives in similar positions at a group of peer companies set forth below with whom we compete for hiring and retaining executive talent. The Compensation Committee also considers a number of other factors, including the recommendations of our CEO (other than with respect to herself), current and past total compensation, Company performance and each executive officer's impact on that performance, each executive officer's relative scope of responsibility and potential, each executive's individual performance and demonstrated leadership and internal equity pay considerations.

For 2019, the Compensation Committee directed Compensia to provide a competitive analysis of our executive compensation program. In April 2019, following consultation with Compensia, the Compensation Committee approved a peer group (the "2019 Peer Group") the constituent members of which were selected based primarily on an analysis of industry, revenue and market capitalization-related criteria, consisting of the following companies:

- AppFolio
- Benefitfocus
- Blackline
- Box
- CarGurus
- Cars.com
- Cloudera
- Cornerstone OnDemand
- Coupa Software
- Elastic
- Etsy
- Hubspot
- New Relic
- Okta
- Quotient Technology
- Smartsheet
- SurveyMonkey
- The Trade Desk
- TrueCar
- Wix.com
- Yext

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The 2019 Peer Group was selected by considering publicly traded companies in the same industry sector as the Company with revenues in the range of approximately one-third to three times the Company’s revenue and market capitalization in the range of approximately one-quarter to four times the Company’s market capitalization. As compared to the Company’s prior peer group approved in March 2018, the 2019 Peer Group excluded Apptio, MINDBODY and Mulesoft due to their acquisitions, Twilio and Care.com because they fell outside of the financial ranges, and 2U and Alarm.com Holdings because of differences in their industry and business. In addition, as compared to the Company’s prior peer group, the 2019 Peer Group includes six new companies: Blackline, Cars.com, Elastic, Smartsheet, SurveyMonkey and Yext. For 2019, the Compensation Committee used a combination of compensation data drawn from the companies in the peer group and from technology companies with revenues of approximately $200 million to approximately $1 billion drawn from the Radford High-Tech Industry Executive Compensation Survey to evaluate the competitive market for executive talent. Specifically, the Compensation Committee considered the 25th, 50th and 75th percentiles of the competitive market data for comparable positions at the companies with which we compete for executive talent when making individual compensation decisions. While the Compensation Committee does not establish compensation levels solely based on a review of competitive market data, it believes such data is a useful tool in its deliberations as our compensation policies and practices must be competitive in the marketplace for us to be able to attract, motivate and retain qualified executive officers. Elements of Our Executive Compensation Program The primary elements of our executive compensation program and the main objectives of each are: • Base Salary. Base salary attracts and retains talented executives, recognizes individual roles and responsibilities and provides a stable source of income; • Cash Incentive Compensation. Cash bonuses promote the achievement of short-term performance objectives and reward executives for their contributions toward attaining those objectives; and • Long-Term Incentive Compensation. Long-term incentive compensation in the form of stock options and restricted stock units aligns executives’ interests with our stockholders’ interests, emphasizes the importance of our long-term financial performance and helps retain executive talent. In addition, our named executive officers are eligible to participate in our health and welfare programs and our 401(k) plan on the same basis as our other employees. We also provide certain post-employment compensation (change in control and severance payments and benefits), which aid in attracting and retaining executive talent and help our named executive officers to remain focused and dedicated during potential transition periods that may result in a change in control of the Company. Each of these elements of compensation for 2019 is described further below. Eventbrite 2020 Proxy Statement Page 47

Base Salaries The base salary of each named executive officer is an important part of his or her total compensation package, and is set at a level intended to reflect his or her respective position, duties and responsibilities. Base salary is the principal fixed component of our executive compensation program. In May 2019, following a review of competitive market data, the Compensation Committee and, in the case of Ms. Hartz, the independent members of our Board of Directors, determined not to increase the base salaries of Ms. Hartz and Mr. Befumo from their respective levels in 2018, but increased the base salaries of Ms. Harnett and Mr. Poels effective May 15, 2019. Such base salary increases were intended to better align their base salary with the median of the competitive market as reflected in the analysis prepared by the Compensation Committee’s compensation consultant. Messrs. Baker’s and Crehan’s base salaries were established in connection with their commencement of employment in 2019 based on arm’s-length negotiations and approved by the Compensation Committee following consideration of an analysis of competitive market data prepared by its compensation consultant and the recommendation of the CEO. In addition, Ms. Sharkey, who had recently commenced employment with the Company in November 2018 was not eligible for a base salary increase. Further, Mr. Befumo’s base salary was not adjusted in connection with his transition from Chief Financial Officer to Chief Strategy Officer. Our named executive officers’ 2019 annual base salaries were as follows: Named Executive Officer 2019 Base 2018 Base Increase as Salary ($) Salary ($) Compared to 2018 (%) Julia Hartz 390,000 390,000 0 Lanny Baker 375,000 N/A N/A Randy Befumo 350,000 350,000 0 Samantha Harnett 365,000 330,000 10.6 Patrick Poels 335,000 320,000 4.6 Shane Crehan 325,000 N/A N/A Deborah Sharkey 400,000 400,000 0 Effective March 16, 2020, Ms. Hartz voluntarily reduced her base salary to $2 per year. Cash Incentive Compensation » 2019 Bonus Plan We maintain the Senior Executive Cash Incentive Bonus Plan (the “Bonus Plan”) to provide for variable cash incentives designed to motivate our executive officers, including our named executive officers, to achieve our corporate strategic priorities. In March 2019, our Compensation Committee initially approved the design for our 2019 Bonus Plan, pursuant to which our named executive officers could earn cash incentive bonuses based on our corporate financial and their individual performance for the year. Eventbrite 2020 Proxy Statement Page 48

Bonus payouts were to be calculated as the product of their target cash incentive bonus opportunity (an amount equal to 40% of their annual base salary), a financial performance multiple and an individual performance multiple. With respect to the financial performance multiple, no payouts would be made if we did not achieve both threshold revenue of $361 million and threshold EBITDA of $37.2 million. If such threshold goals were achieved, the financial performance multiple would be determined based on the Company’s revenue as follows: Revenue Multiple $361M to $381M 0.25 $381M to $401M 0.38 $401M to $421M 1.00 $421M to $441M 1.25 $441M or greater 1.50 The individual performance multiple could also be achieved from 0 to 1.5 and would be determined based on a holistic evaluation of each named executive officer’s individual performance for fiscal 2019, taking into account his or her areas of responsibility and contributions to the Company. However, this initial framework was never implemented, and following its assessment that the revenue targets were not on track to be attained and therefore unlikely to effectively incentivize the performance of our executives, the Compensation Committee terminated the program. For 2019, the Compensation Committee did not award any bonuses to any of our named executive officers. However, a limited bonus of $75,000 was awarded to Ms. Harnett to recognize her individual contributions, which included her strong leadership on substantial projects with a quantifiable impact on the business and her decision to take on responsibility exceeding the scope of her role. » Sign-On Bonus In connection with his commencement of employment with us as our Chief Accounting Officer effective January 23, 2019 and as set forth in his employment offer letter, our Compensation Committee paid to Mr. Crehan a one-time cash sign-on bonus in the amount of $25,000 on the three month anniversary of his employment commencement date. Eventbrite 2020 Proxy Statement Page 49

Long-Term Incentive Compensation We believe that long-term incentive compensation in the form of equity awards provides our named executive officers with a strong link to our long-term performance, creates an ownership culture and helps to align the interests of our named executive officers and our stockholders. In addition, we believe that equity awards with a time-based vesting feature promote executive retention because this feature incentivizes our named executive officers to remain in our employment during the vesting period. Accordingly, our Board and/or Compensation Committee periodically review the equity awards held by our named executive officers, and from time to time may grant equity awards covering shares of our Class A common stock to them. In 2019, our Compensation Committee granted annual and new hire equity awards to our named executive officers pursuant to our 2018 Stock Option and Incentive Plan. The annual equity awards were granted in June 2019, and the new hire equity awards were granted following the applicable named executive officer’s commencement of employment with us in January and September, respectively. The Compensation Committee determined the target values of the annual equity awards following consideration of the 50th, 60th and 75th percentiles of the competitive market data provided by its compensation consultant, our named executive officers’ unvested equity holdings, individual performance and internal parity. Other than new hire awards, each of our named executive officers other than Ms. Hartz, was granted equity awards, with 50% of the target value granted in the form of a stock option and 50% of the target value granted in the form of RSUs. We believe that stock options effectively incentivize long-term stockholder returns as our named executive officers can only realize value in the event the value of our common stock increases over the term of their stock options. In addition, RSUs complement our equity compensation program by helping us to achieve our retention objectives. The Compensation Committee determined to grant Ms. Hartz an annual equity award solely in the form of a stock option to align her interests with the long-term performance of the Company. The target values of the new hire equity awards granted to Messrs. Baker and Crehan were determined based on arm’s-length negotiations and approved by the Compensation Committee following consideration of an analysis of competitive market data prepared by its compensation consultant and the recommendation of the CEO. Eventbrite 2020 Proxy Statement Page 50

The target values of the stock options and RSUs granted to our named executive officers in 2019 were as follows: Named Executive Officer Award Type 2019 RSU 2019 Stock Option Target Value Value ($) Julia Hartz Annual 0 4,250,000 Lanny Baker New Hire 5,000,000 5,000,000 Randy Befumo Annual 750,000 750,000 Samantha Harnett Annual 750,000 750,000 Patrick Poels Annual 750,000 750,000 Shane Crehan New Hire 1,600,000 0 Shane Crehan Annual 200,000 200,000 Deborah Sharkey New Hire 1,750,000 (1) 1,750,000(1) (1) Ms. Sharkey’s employment with the Company commenced on November 27, 2018 and her new hire equity grant was approved by the Board of Directors on March 5, 2019. Ms. Sharkey ceased service with the Company on April 3, 2019. At the time of her departure, these equity awards had not vested and as a result, all of her equity awards were forfeited at the time of her separation. The target values for these equity awards were converted to a number of shares of Class A common stock based on the average closing price of the Company’s Class A common stock over the trailing 30 day period ending on the last day of the month prior to the month of grant for RSUs and the grant date fair value based on a Black-Scholes valuation with assumptions employed by the Company under ASC Topic 718 for stock options. The number of shares subject to each award is set forth below under the “2019 Grants of Plan-Based Awards Table.” The option awards granted to Ms. Hartz and Mr. Befumo vest in 48 equal monthly installments commencing on May 1, 2019, subject to the named executive officer’s continued service through each such date. Mr. Befumo’s RSU award vests in sixteen equal quarterly installments commencing on May 1, 2019 subject to his continued service through each such date. For each of our other named executive officers, the option and RSU awards vest in sixteen equal quarterly installments commencing on May 1, 2019 subject to the named executive officer’s continued service through each such date. Eventbrite 2020 Proxy Statement Page 51

Mr. Baker’s new hire RSUs vest as to 25% of the units on November 1, 2020 and as to 1/12th of the remaining units in equal quarterly installments thereafter, subject to his continued service through each such date. Mr. Baker’s new hire stock option vests as to 25% of the shares subject to the option on September 3, 2020 and as to 1/36th of the remaining shares on each monthly anniversary thereafter, subject to his continued service through each such date. Mr. Crehan’s new hire RSUs vested as to 25% of the units on February 1, 2020 and will vest as to 1/12th of the remaining units in equal quarterly installments thereafter, subject to his continued service through each such date. Perquisites and Other Benefits Our executive officers, including our named executive officers, are not provided with any perquisites or other personal benefits. » Tax Gross Ups Other than with respect to a $60 wellness benefit that is provided to all of our employees on a non- discriminatory basis, we do not make gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our company. Health and Welfare and Retirement Benefits » Health/Welfare Plans Our named executive officers are eligible to participate in our health and welfare plans on the same basis as our other employees. » 401(k) Plan We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax or Roth basis through contributions to the 401(k) plan. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee contributions, and these matching contributions are fully vested as of the date on which the contribution is made. Currently, we have a discretionary employer match equal to 50% of employee elective deferrals up to 4% of compensation deferred. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan, and making matching contributions, adds to the overall desirability of our executive compensation program. Change in Control and Severance Benefits » Executive Severance and Change in Control Agreements In 2019 and currently, we are party to Executive Severance and Change in Control Agreements with each of our named executive officers which provide that upon a termination of employment by us for any reason other than for “cause,” as defined in such agreement, death or disability, in each case, outside of the change in control period (i.e., the period beginning three months prior to and ending 12 months after, Eventbrite 2020 Proxy Statement Page 52 a “change in control” of the Company, as defined in such agreement), the named executive officer will be entitled to receive, subject to the execution and delivery of an effective release of claims in our favor, (i) a lump sum cash payment equal to six months of base salary and (ii) a monthly cash payment equal to the contribution that we would have made to provide health insurance to the executive officer if the executive officer had remained employed by us for up to six months. The Executive Severance and Change in Control Agreements also provide that upon a (i) termination of employment by us other than for cause, death or disability or (ii) resignation for “good reason,” as defined in such agreement, in each case, within the change in control period, the named executive officer will be entitled to receive, in lieu of the payments and benefits above and subject to the execution and delivery of an effective release of claims in our favor, (i) a lump sum cash payment equal to 12 months of base salary, (ii) a monthly cash payment equal to the contribution that we would have made to provide health insurance to the executive officer if the executive officer had remained employed by us for up to 12 months and (iii) full accelerated vesting of all outstanding and unvested equity awards held by such named executive officer. If the payments or benefits payable to the named executive officer in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to her or him. We do not gross-up any excise taxes imposed under Section 4999 of the Code. Information on the estimated payments and benefits that our named executive officers would have been eligible to receive upon certain terminations of employment as of December 31, 2019, is set forth in “—Potential Payments Upon Termination or Change in Control” below. » Sharkey Letter Agreement and Release of Claims We also entered into a letter agreement and release of claims with Ms. Sharkey in connection with her termination of employment in April 2019. Pursuant to the letter agreement, in exchange for a general release of claims in favor of the Company, Ms. Sharkey was eligible to receive: (i) a cash severance payment of $200,000 and (ii) payment for up to six months of an amount equal to the monthly contribution the Company would have made to provide health insurance to Ms. Sharkey had she remained employed by us. » Befumo Consulting Agreement In connection with Mr. Befumo’s transition from his role as our Chief Strategy Officer, we entered into a consulting agreement with him, pursuant to which Mr. Befumo will serve as a strategic advisor to the Company from January 1, 2020 through December 31, 2020. During the term of the consulting agreement, Mr. Befumo will receive a base fee of $175,000, reimbursement of the cost of COBRA benefits and continued vesting of his outstanding equity awards pursuant to their original vesting schedules. In addition, at the conclusion of the expected term, subject to his execution and non-revocation of a severance and release agreement, Mr. Befumo will receive a lump sum amount equal to $175,000 and six months of COBRA reimbursements. Either party may terminate the consulting agreement without cause upon seven days’ prior written notice. Eventbrite 2020 Proxy Statement Page 53

» Poels Consulting Agreement In connection with Mr. Poel’s transition from his role as our Chief Technology Officer, we entered into a consulting agreement with him, pursuant to which Mr. Poels will serve as an advisor to the Company with respect to the Eventbrite platform and transition of engineering team management from February 15, 2020 through June 30, 2020. During the term of the consulting agreement, Mr. Poels will dedicate an average of 40 hours per week in exchange for a weekly consulting fee of $6,442 and continued vesting of his outstanding equity awards pursuant to their original vesting schedules. In addition, at the conclusion of the expected term, subject to his execution and non-revocation of a severance and release agreement, Mr. Poels will receive a lump sum amount equal to $167,500 and six months of COBRA reimbursements. Either party may terminate the consulting agreement without cause upon seven days’ prior written notice. Policy on Hedging and Pledging of Eventbrite Securities Our insider trading policy, among other things, prohibits our employees, including our officers, directors and consultants from engaging in derivative securities transactions, including hedging, with respect to our securities. In addition, no such person may pledge our securities as collateral for a loan or use our securities as collateral in a margin account. Tax and Accounting Considerations As a general matter, our Board and Compensation Committee review and consider the various tax and accounting implications of compensation programs we utilize. » Deductibility of Executive Compensation Section 162(m) of the Code denies a publicly-traded corporation a federal income tax deduction for remuneration in excess of $1 million per year per person paid to executives designated in Section 162(m) of the Code, including, but not limited to, its chief executive officer, chief financial officer, and the next three most highly compensated executive officers. However, we maintain discretion to provide compensation that is non-deductible as this allows us to provide compensation tailored to the needs of our Company and our named executive officers and is an important part of our responsibilities and benefits our stockholders. » Accounting for Share-Based Compensation We follow ASC Topic 718 for our share-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and restricted stock units, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their share-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award. Eventbrite 2020 Proxy Statement Page 54

Compensation Committee Report The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis section of Eventbrite’s 2020 Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in Eventbrite’s Proxy Statement and incorporated into Eventbrite’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Respectfully submitted by the members of the Compensation Committee of the Board: Sean Moriarty (Chair) Katherine August-deWilde Roelof Botha This report of the compensation committee is required by the Securities and Exchange Commission ("SEC") and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended ("Securities Act"), or under the Securities Exchange Act of 1934, as amended ("Exchange Act"), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act. Eventbrite 2020 Proxy Statement Page 55

Compensation and Risk Management Our Compensation Committee and our management team each play a role in evaluating and mitigating potential risks associated with our compensation programs, policies and practices in consultation with Compensia, our Compensation Committee’s independent compensation consultant. Our management has performed a compensation risk assessment and concluded that our compensation policies and practices, taken as a whole, are not reasonably likely to have a material adverse effect on the Company. In particular, in reaching this conclusion, we considered our compensation program attributes that help to mitigate risk, including, for example: • the mix of cash and equity compensation; • equity compensation that vests over a multi-year period; • a balanced short-term incentive plan for executives and senior leaders, designed with multiple performance measures that emphasize top and bottom-line performance; • a cap on short-term incentive payments; • our formal policies for equity administration; • moderate pay leverage for sales roles eligible for sales commission; • our insider trading policy, which prohibits short sales, hedging or similar transactions, derivatives trading and pledging and using Eventbrite securities as collateral; and • the oversight of an independent Compensation Committee. Our Compensation Committee has reviewed the risk assessment report and agreed with the conclusion. Eventbrite 2020 Proxy Statement Page 56

Executive Compensation Tables

2019 Summary Compensation Table

The following table contains information about the compensation paid to and earned by each of our named executive officers during the fiscal years set forth below.

Name and Principal Position	Year	Salary $	Bonus ($)	Stock Awards ($)[1]	Option Awards ($)[2]	All Other Compensation ($)[3]	Total ($)
Julia Hartz	2019	390,000	-	-	4,250,005	-	4,640,005
Co-Founder and Chief Executive Officer	2018	358,108	-	-	25,206,620	-	25,564,728
	2017	335,000	-	-	-	-	335,000
Lanny Baker[4]	2019	123,458	-	4,802,501	5,003,703	-	9,929,662
Chief Financial Officer							
Randy Befumo[5]	2019	350,000	-	720,613	750,002	1,167	1,821,782
Former Chief Strategy Officer and former Chief Financial Officer							
Samantha Harnett	2019	352,007	75,000[6]	691,806	750,004	3,959	1,872,776
Chief Legal and Operations Officer	2018	310,094	-	706,800	-	5,500	1,022,394
Shane Crehan[7]	2019	305,816	25,000[8]	1,853,183	200,002	4,833	2,388,834
Chief Accounting Officer							

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Name and Principal Position	Year	Salary $	Bonus [1] ($)	Stock Awards ($)[2]	Option Awards ($)[3]	All Other Compensation ($)[4]	Total
Patrick Poels [9]	2019	329,431	-	691,806	750,004	-	1,771,241
Former Chief Technology Officer							
Deborah Sharkey	2019	104,545	-	1,825,130[10]	1,750,005[10]	200,000[11]	3,879,680
Former Chief Commercial Officer							

(1) The amounts reported represent the aggregate grant date fair value of the RSUs awarded to our named executive officers in each of the years indicated, calculated in accordance with ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures related to service-based vesting conditions. The assumptions used in calculating the grant date fair value of the RSUs reported in this column are set forth in the Notes to our Consolidated Financial Statements included in the 2019 Annual Report. The amounts reported in this column reflect the accounting cost for the RSUs and do not correspond to the actual economic value that may be received by our named executive officers upon settlement of such RSUs.

(2) The amounts reported represent the aggregate grant date fair value of the stock options awarded to our named executive officers in each of the years indicated calculated in accordance with ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures related to service-based vesting conditions. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in the Notes to our Consolidated Financial Statements included in the 2019 Annual Report. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by our named executive officers upon exercise of the stock options.

(3) The amounts reported reflect company matching contributions to our 401(k) Plan.

(4) Mr. Baker commenced employment with us effective September 3, 2019.

(5) Mr. Befumo served as our Chief Financial Officer until Mr. Baker's commencement of employment on September 3, 2019, after which date he remained employed by the Company as Chief Strategy Officer. Effective as of January 2, 2020, Mr. Befumo transitioned from Chief Strategy Officer to a strategic advisor of the Company. Mr. Befumo was not a named executive officer prior to 2019.

(6) Represents a cash bonus awarded to Ms. Harnett for individual contributions to the Company in 2019.

(7) Mr. Crehan commenced employment with us effective January 23, 2019.

(8) Mr. Crehan received a sign-on bonus of $25,000 pursuant to his employment offer letter.

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(9) Mr. Poels ceased employment with the Company on February 14, 2020, and will continue as an advisor to the Company until June 30, 2020.

(10) Ms. Sharkey ceased service with the Company on April 3, 2019. At the time of her departure, none of her equity awards had vested and therefore, all of her equity awards were forfeited at the time of her separation.

(11) The amount reported represents a cash severance payment of $200,000 paid to Ms. Sharkey pursuant to her letter agreement and release of claims. Ms. Sharkey did not receive any continued healthcare coverage.

2019 Grants of Plan-Based Awards Table

The following table provides information relating to grants of plan-based awards made to our named executive officers during fiscal year 2019.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) [1]
Julia Hartz	6/7/2019[2]	-	520,834	$16.76	$4,250,005
Lanny Baker	9/5/2019[3]	278,729	-	-	$4,802,501
	9/5/2019[4]	-	608,723	$17.23	$5,003,703
Randy Befumo	6/7/2019[5]	42,996	-	-	$720,613
	6/7/2019[2]	-	91,912	$16.76	$750,002
Samantha Harnett	6/6/2019[5]	42,996	-	-	$691,806
	6/6/2019[6]	-	95,786	$16.09	$750,004
Shane Crehan	3/5/2019[7]	52,343	-	-	$1,668,695
	6/6/2019[5]	11,466	-	-	$184,488
	6/6/2019[6]	-	25,543	$16.09	$200,002
Patrick Poels	6/6/2019[5]	42,996	-	-	$691,806
	6/6/2019[6]	-	95,786	$16.09	$750,004
Deborah Sharkey [8]	3/5/2019[5]	57,250	-	-	$1,825,130
	3/5/2019[6]	-	109,307	$31.88	$1,750,005

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(1) The amounts reported represent the fair value per share as of the grant date determined in accordance with ASC Topic 718, multiplied by the number of shares awarded. The assumptions used in calculating the grant date fair value of the RSUs reported in this column are set forth in Note 13 to our Consolidated Financial Statements included in the 2019 Annual Report. (2) The shares subject to the option vest in equal monthly installments over 48 months from May 1, 2019, subject to the named executive officer’s continued employment through each applicable vesting date. (3) 25% of the RSUs vest on November 1, 2020, and 1/12th of the RSUs vest in equal quarterly installments thereafter, subject to the named executive officer’s continued employment through each applicable vesting date. (4) 25% of the shares subject to the option vest on September 3, 2020, and 1/36th of the remaining shares subject to the option vest on each monthly anniversary thereafter, subject to the named executive officer’s continued employment through each applicable vesting date. (5) The RSUs vest in 16 equal quarterly installments from May 1, 2019, subject to the named executive officer’s continued employment through each applicable vesting date. (6) The shares subject to the option vest in 16 equal quarterly installments from May 1, 2019, subject to the named executive officer’s continued employment through each applicable vesting date. (7) 25% of the RSUs vest on February 1, 2020, and 1/12th of the RSUs vest in equal quarterly installments thereafter, subject to the named executive officer’s continued employment through each applicable vesting date. (8) Ms. Sharkey ceased service with the Company on April 3, 2019. At the time of her departure, none of her equity awards had vested and therefore, all of her equity awards were forfeited at the time of her separation. 2019 Outstanding Equity Awards at Fiscal Year-End Table The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2019. Ms. Sharkey did not hold any outstanding equity awards as of December 31, 2019 as all of her equity awards were forfeited upon her termination of service in April 2019. Eventbrite 2020 Proxy Statement Page 60

Name	Option Awards					Stock Awards	
	Vesting Commen-cement Date [1]	N° of Securities Underlying Unexercised Options(#) Exercisable	N° of Securities Underlying Unexercised Options(#) Unexerci-sable	Option Exercise Price ($)	Option Expiration Date	N° of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested($) [2]
Julia Hartz	2/13/2013	250,000	-	2.41	2/27/2023	-	-
	5/1/2015	75,000	-	6.65	5/24/2025	-	-
	5/19/2016[3]	1,552,468	161,716	7.40	5/18/2026	-	-
	5/31/2018[3]	1,138,997	1,738,471	13.72	7/23/2028	-	-
	5/1/2019[3]	75,954	444,880	16.76	6/6/2029	-	-
Lanny Baker	9/3/2019[4]	-	608,723	17.23	9/4/2029	-	-
	11/1/2019[5]	-	-	-	-	278,729	5,621,964
Randy Befumo	5/13/2013	221,900	-	5.04	6/25/2023	-	-
	5/1/2014	200,000	-	5.80	5/27/2024	-	-
	5/1/2015	40,000	-	6.65	5/6/2025	-	-
	2/11/2016	83,509	3,631	7.69	2/10/2026	-	-
	5/1/2017	83,958	46,042	6.79	5/22/2027	-	-
	5/1/2019[3]	13,403	78,509	16.76	6/6/2029	-	-
	5/1/2019[7]	-	-	-	-	37,622	758,836
	5/31/2018	-	-	-	-	34,375	693,344
Samantha Harnett	11/10/2015[3]	31,584	-	7.24	11/9/2025	-	-
	5/1/2017[3]	12,149	15,230	6.79	5/22/2027	-	-
	5/31/2018	-	-	-	-	37,500	756,375
	5/1/2019[6]	13,968	81,818	16.09	6/5/2029	-	-
	5/1/2019[7]	-	-	-	-	37,622	758,836

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Name	Option Awards					Stock Awards	
	Vesting Commencement Date [1]	N° of Securities Underlying Unexercised Options(#) Exercisable	N° of Securities Underlying Unexercised Options(#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	N° of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested($) [2]
Patrick Poels	11/1/2011	50,000	-	3.16	11/9/2021	-	-
	3/2/2012	97,540	-	2.10	3/20/2022	-	-
	2/13/2013	270,000	-	2.41	2/27/2023	-	-
	5/1/2014	30,000	-	5.80	5/27/2024	-	-
	5/1/2015	20,000	-	6.65	5/6/2025	-	-
	2/11/2016	81,851	3,559	7.69	2/10/2026	-	-
	5/1/2017	32,291	17,709	6.79	5/22/2027	-	-
	5/31/2018	-	-	-	-	28,125	567,281
	5/1/2019[6]	13,968	81,818	16.09	6/5/2029	-	-
	5/1/2019[7]	-	-	-	-	37,622	758,836
Shane Crehan	2/1/2019[6]	-	-	-	-	52,343	1,055,758
	5/1/2019[5]	3,724	21,819	16.09	6/5/2029	-	-
	5/1/2019[7]	-	-	-	-	10,033	202,366

(1) Pursuant to the Executive Severance and Change in Control Agreements with our named executive officers, in the event of a change in control of the Company, if the employment of the named executive officer is terminated by us for any reason other than for cause, death or disability, or she resigns for good reason, in each case within three months prior to or 12 months following such change in control, then 100% of any then-unvested portion of the named executive officer's equity awards will become vested.

(2) Amounts are calculated by multiplying the number of shares shown in the table by $20.17, the closing price per share of a share of our Class A common stock on December 31, 2019.

(3) The shares subject to the option vest in equal monthly installments over 48 months following the vesting commencement date, subject to the named executive officer's continued employment through each applicable vesting date.

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(4) The shares subject to the option vest as to 25% on the first anniversary of the vesting commencement in equal monthly installments over 48 months following the vesting commencement date, subject to the named executive officer’s continued employment through each applicable vesting date. (5) The shares subject to the option vest in 16 equal quarterly installments from the vesting commencement date, subject to the named executive officer’s continued employment through each applicable vesting date. (6) 25% of the RSUs vest on the first anniversary of the vesting commencement date, and 1/12th of the remaining RSUs vest in equal quarterly installments thereafter, subject to the named executive officer’s continued employment through each applicable vesting date. (7) The RSUs vest in 16 equal quarterly installments from the vesting commencement date, subject to the named executive officer’s continued employment through each applicable vesting date. Option Exercises and Stock Vested in 2019 Table Option Awards Stock Awards Name Nº of Shares Value Realized Nº of Shares Value Realized on Acquired on on Exercise Acquired on Vesting ($)(2) Exercise (#) ($)(1) Vesting (#) Julia Hartz - - - - Lanny Baker - - - - Randy Befumo - - 19,124 365,276 Samantha Harnett 169,037 1,856,078 20,374 389,615 Patrick Poels 69,000 1,225,243 16,624 316,601 Shane Crehan - - 1,433 26,017 Deborah Sharkey - - - - (1) The value realized on exercise equals the excess of the market price of our common stock at the time of exercise over the option exercise price, multiplied by the number of shares for which the option was exercised. (2) The value realized on the vesting date equals the closing trading price of our common stock on the vesting date, multiplied by the number of RSUs vested. Eventbrite 2020 Proxy Statement Page 63

Potential Payments Upon Termination or Change of Control In 2019 and currently, we are party to Executive Severance and Change in Control Agreements with each of our named executive officers which provide that upon a termination of employment by us for any reason other than for “cause”, death or disability, in each case, outside of the change in control period (i.e., the period beginning three months prior to and ending 12 months after, a “change in control” of the Company), the named executive officer will be entitled to receive, subject to the execution and delivery of an effective release of claims in our favor, (i) a lump sum cash payment equal to six months of base salary and (ii) a monthly cash payment equal to the contribution that we would have made to provide health insurance to the executive officer if the executive officer had remained employed by us for up to six months. The Executive Severance and Change in Control Agreements also provide that upon a (i) termination of employment by us other than for cause, death or disability or (ii) resignation for “good reason,” in each case, within the change in control period, the named executive officer will be entitled to receive, in lieu of the payments and benefits above and subject to the execution and delivery of an effective release of claims in our favor, (i) a lump sum cash payment equal to 12 months of base salary, (ii) a monthly cash payment equal to the contribution that we would have made to provide health insurance to the executive officer if the executive officer had remained employed by us for up to 12 months and (iii) full accelerated vesting of all outstanding and unvested equity awards held by such named executive officer. For purpose of the Executive Severance and Change in Control Agreements. “Change in control” means (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and aggregate outstanding stock (Class A and Class B common stock) immediately prior to such transaction do not own a majority of the outstanding voting power and aggregate outstanding stock (Class A and Class B common stock) or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Class A stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company. “Good reason” means the executive has complied with the “Good Reason Process” following the occurrence of any of the following events without the Executive’s consent: (i) a material reduction in the executive’s base salary except for across-the-board salary reductions based on the Company’s financial performance similarly affecting all or substantially all senior management employees of the Company; (ii) a material diminution in the executive’s authority, duties, or responsibilities; (iii) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the executive is required to report; or (iv) a change of more than 50 miles in the geographic location in which the Executive must perform services for the Company. Eventbrite 2020 Proxy Statement Page 64

“Good Reason Process” means (i) the executive reasonably determines in good faith that a “Good Reason” condition has occurred; (ii) the executive notifies the Company in writing of the first occurrence of the Good Reason condition within 45 days of the first occurrence of such condition; (iii) the executive cooperates in good faith with the Company’s efforts, for a period not less than 30 days following such notice (the “Cure Period”), to remedy the condition; (iv) notwithstanding such efforts, the Good Reason condition continues to exist; and (v) the executive terminates his or her employment within 60 days after the end of the Cure Period. If the Company cures the Good Reason condition during the Cure Period, Good Reason shall be deemed not to have occurred. “Cause” means: (i) the executive’s material act of misconduct in connection with the performance of the executive’s duties to the Company; (ii) the executive’s commission of any felony or a misdemeanor involving moral turpitude, deceit, dishonesty or fraud, or any conduct that would reasonably be expected to result in material injury or reputational harm to the Company or any of its subsidiaries or affiliates if the executive were retained in the executive’s position; (iii) the executive’s continued non-performance of the executive’s duties to the Company 30 days following written notice thereof from the Company; (iv) the executive’s breach of any material provisions of any written agreement between the executive and the Company, including without limitation, the Proprietary Information and Invention Assignment Agreement; (v) the executive’s material violation of the Company’s written employment policies; or (vi) the executive’s failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate. If the payments or benefits payable to the named executive officer in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to her or him. We do not gross-up any excise taxes imposed under Section 4999 of the Code. The table below quantifies certain payments and benefits that would have become payable to each of our named executive officers if his or her employment had terminated on December 31, 2019, as a result of each of the scenarios described below, except that amounts shown for Ms. Sharkey represent actual amounts paid to her in connection with her termination of employment in April 2019. In addition to the severance payments and benefits provided under the Executive Change in Control Severance Agreements, as described above, under our 2018 Stock Option and Incentive Plan, in the event of a change in control of the Company where outstanding awards are not assumed or substituted, all awards will vest in full. Eventbrite 2020 Proxy Statement Page 65

Named Executive Officer	Scenario[1]	Cash Severance ($)	Continued Healthcare Payments ($)	Value of Unvested RSUs ($)[2]	Value of Unvested Options ($)[3]	Total ($)[4]
Julia Hartz	Termination without Cause Outside of a Change in Control Period	195,000[5]	14,278[6]	-	-	209,278
	Termination without Cause or for Good Reason During a Change in Control Period	390,000[7]	28,556[8]	-[9]	14,795,292[9]	15,213,848
	Change in Control	-	-	-[10]	1,517,041[10]	1,517,041
Lanny Baker	Termination without Cause Outside of a Change in Control Period	187,500[5]	7,027[6]	-	-	194,527
	Termination without Cause or for Good Reason During a Change in Control Period	375,000[7]	14,054[8]	5,621,964[9]	1,789,646[9]	7,800,664
	Change in Control	-	-	5,621,964[10]	1,789,646[10]	7,411,610
Randy Befumo	Termination without Cause Outside of a Change in Control Period	175,000[5]	11,816[6]	-	-	186,816
	Termination without Cause or for Good Reason During a Change in Control Period	350,000[7]	23,632[8]	1,452,179[9]	929,073[9]	2,754,884

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Named Executive Officer	Scenario[1]	Cash Severance ($)	Continued Healthcare Payments ($)	Value of Unvested RSUs ($)[2]	Value of Unvested Options ($)[3]	Total ($)[4]
Randy Befumo	Change in Control	-	-	758,836[10]	267,716[10]	1,026,552
Samantha Harnett	Termination without Cause Outside of a Change in Control Period	182,500[5]	7,027[6]	-	-	189,527
	Termination without Cause or for Good Reason During a Change in Control Period	365,000[7]	14,054[8]	1,515,211[9]	537,595[9]	2,431,860
	Change in Control	-	-	758,835[10]	333,817[10]	1,092,652
Patrick Poels	Termination without Cause Outside of a Change in Control Period	167,500[5]	14,278[6]	-	-	181,778
	Termination without Cause or for Good Reason During a Change in Control Period	335,000[7]	28,556[8]	1,326,117[9]	615,180[9]	2,304,853
	Change in Control	-	-	758,835[10]	333,817[10]	1,092,652
Shane Crehan	Termination without Cause Outside of a Change in Control Period	162,500[5]	-[6]	-	-	162,500
	Termination without Cause or for Good Reason During a Change in Control Period	325,000[7]	-[8]	1,258,124[9]	89,022[9]	1,672,146

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- 181,736 615,180(9) 2,304,769 615,180(10) 1,941,297 - 162,500 89,022(9) 1,672,146 89,022(10) 1,347,146 - 200,000 Named Executive Scenario(1) Cash Continued Value of Value of Total ($)(4) Severance Healthcare Unvested RSUs Unvested Officer ($) Payments ($) ($)(2) Options ($)(3) Shane Crehan Change in - - 1,258,124(10) 89,022(10) 1,347,146 Control Deborah Sharkey Termination 200,000(5) -(6) - - 200,000 effective April 3, 2019 (1) “Change in Control Period” refers to the period commencing three months prior to and ending 12 months following a change in control of the Company. “Change in Control” refers to a change in control of the Company in which outstanding equity awards are not assumed or substituted for by the acquirer. (2) The value of RSU acceleration was calculated by multiplying the number of accelerated RSUs by $20.17, the closing stock price per share of our Class A common stock on December 31, 2019. (3) The value of option acceleration was calculated by (i) multiplying the number of accelerated shares of common stock underlying the unvested, in-the-money options by $20.17, the closing stock price per share of our common stock on December 31, 2019 and (ii) subtracting the exercise price for the unvested stock options. (4) Amounts reported represent the maximum potential payment the named executive officer would have received as of December 31, 2019. Amounts of any reduction pursuant to the parachute payment “best pay” provision, if any, would be calculated upon actual termination of employment. (5) Represents six months of the named executive officer’s base salary. (6) Represents six months of cash payments equal to the monthly employer contribution for health insurance. (7) Represents 12 months of the named executive officer’s base salary. (8) Represents 12 months of cash payments equal to the monthly employer contribution for health insurance. (9) Represents full acceleration of unvested equity awards. (10) Represents full acceleration of unvested equity awards granted under our 2018 Stock Option and Incentive Plan, assuming such awards are not assumed or substituted for by the acquirer in connection with the change in control of the Company. Eventbrite 2020 Proxy Statement Page 68

Equity Compensation Plan Information The following table provides information as of December 31, 2019 with respect to the shares of our common stock that may be issued under our equity compensation plans. Nº of Securities to be Weighted-Average Nº of Securities Remaining Issued Upon Exercise Exercise Price of Available for Future Issuance of Outstanding Outstanding Options, Under Equity Compensation Plan Category Options, Warrants and Warrants and Rights Plans (Excluding Securities Rights (#) (1) ($)(2) Reflected in Column (a) (b) (a)) (#)(3)(4) (c) Equity compensation 19,478,340 $7.51 8,003,433 plans approved by security holders Equity compensation plans not approved by security - - - holders Total 19,478,340 $7.51 8,003,433 (1) Amounts include 15,680,821 outstanding stock options and 3,797,519 outstanding restricted stock unit awards under our 2004 Stock Plan, 2010 Stock Plan and 2018 Stock Option and Incentive Plan and exclude outstanding rights to purchase shares under our 2018 Employee Stock Purchase Plan. (2)The weighted-average exercise price excludes RSU awards, which have no exercise price. Amounts reflect the shares available for future issuance under our 2018 Stock Option and Incentive Plan and 2018 Employee Stock Purchase Plan. The 2018 Stock Option and Incentive Plan provides that on the first day of each fiscal year during the term of the plan commencing on January 1, 2019, the number of shares available for issuance is automatically increased by (i) five percent of the total number of shares of our Class A and Class B common stock issued and outstanding as of the last day of the prior fiscal year or (ii) such lesser number of shares as approved by our Board or Compensation Committee. (3) Similarly, the 2018 Employee Stock Purchase Plan provides that on the first day of each fiscal year during the term of the plan commencing on January 1, 2019, the number of shares available for issuance is automatically increased by the lesser of (i) 1,534,500 shares of our Class A common stock, (ii) one percent of the total number of our Class A and Class B common stock issued and outstanding as of the last day of the prior fiscal year, or (iii) such lesser amount as determined by the Compensation Committee. (4) Includes 2,046,789 shares available for issuance under the 2019 Employee Stock Purchase Plan (of which up to 381,186 shares may be issued with respect to the purchase period in effect as of December 31, 2019, which purchase period ends on May 31, 2020). Eventbrite 2020 Proxy Statement Page 69

Proposal No. 3 | Advisory Vote on Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation In accordance with SEC rules, we are conducting a non-binding stockholder advisory vote on how often we should hold future non-binding stockholder advisory votes to approve named executive officer compensation (a so-called “say-on-pay” vote). You may vote for every one, two, or three years, or you may abstain from voting. After careful consideration, our Board recommends that you vote to hold an advisory say-on-pay vote annually. Our Board believes that holding a say-on-pay vote annually is the most appropriate option because it will give us more frequent feedback from our stockholders on our executive compensation philosophy, objectives and program, as well as the compensation paid to our named executive officers. The option of one, two or three years that receives the highest number of votes cast will be deemed to be the frequency of future say-on-pay votes recommended by our stockholders. Although this advisory vote is non-binding, our Board and Compensation Committee will review and consider the voting results. Notwithstanding our Board’s present recommendation and the voting results, our Board may in the future decide to conduct advisory say-on-pay votes on a less frequent basis and may vary its practice based on the future discussions with stockholders and/or changes to our executive compensation practices and programs. THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO HOLD FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION EVERY “ONE YEAR.” Eventbrite 2020 Proxy Statement Page 70

Certain Relationships and Related Person Transactions Policies and Procedures for Related Person Transactions Our Audit Committee has the primary responsibility for reviewing and approving or disapproving "related person transactions," which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. Our policy regarding transactions between us and related persons provides that a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our Class A and Class B common stock, in each case since the beginning of the most recently completed year, and any of their immediate family members. Our Audit Committee charter provides that our Audit Committee shall review and approve or disapprove any related party transactions. Certain of the transactions described below were entered into prior to the adoption of this policy. Accordingly, such transactions were approved by disinterested members of our Board after making a determination that the transaction was executed on terms no less favorable than those that could have been obtained from an unaffiliated third party. Related Person Transactions In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements, discussed in the section titled “Executive Compensation”, the following is a description of each transaction since the beginning of our last fiscal year and each currently proposed transaction which is a “related person transaction,” as defined under the rules and regulations of the Exchange Act. Hartz Family Trusts Ms. Hartz is a member of our Board and the Chief Executive Officer and a co-founder of our company. Mr. Hartz is the Chairman of our Board and a co-founder of our company. Ms. Hartz and Mr. Hartz are wife and husband. Investors’ Rights Agreement We are party to an amended and restated investors' rights agreement, dated as of August 30, 2017, which provides, among other things, that certain holders of our capital stock, including entities affiliated with Sequoia Capital, which beneficially owns more than 5% of our outstanding capital stock, an entity affiliated with Ms. Hartz and Mr. Hartz, an entity affiliated with Mr. Befumo and an entity affiliated with Ms. August-deWilde, have the right to demand that we file a registration statement or request that their shares of our capital stock be included on a registration statement that we are otherwise filing. Eventbrite 2020 Proxy Statement Page 71

Other Transactions We have granted equity awards to our executive officers and certain of our directors. See the section titled "Executive Compensation" for a description of these equity awards. • We have entered into change in control arrangements with certain of our executive officersthat, among other things, provide for certain severance and change in control payments and benefits. See the section titled "Executive Compensation—Compensation Discussion and Analysis—Change in Control and Severance Benefits—Executive Severance and Change in Control Agreements" for more information regarding these agreements. • We believe the terms of the transactions described above were comparable to terms we could have obtained in arm's-length dealings with unrelated third parties. Indemnification of Officers and Directors Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following: • any breach of their duty of loyalty to our Company or our stockholders; • any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law; • unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or • any transaction from which they derived an improper personal benefit. Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law. In addition, our amended and restated bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Our amended and restated bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our amended and restated bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions. Eventbrite 2020 Proxy Statement Page 72

Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers. The limitation of liability and indemnification provisions that are included in our amended and restated certificate of incorporation, amended and restated bylaws and in indemnification agreements that we have entered into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder's investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification. We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law. Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our Board. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Eventbrite 2020 Proxy Statement Page 73

Security Ownership of Certain Beneficial Owners, Directors and Management The following table sets forth certain information available to us with respect to the beneficial ownership of our capital stock as of March 1, 2020, for: • each of our named executive officers; • each of our directors; • all of our current directors and executive officers as a group; and • each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our Class A or Class B common stock. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have based our calculation of percentage ownership of our common stock on 62,890,276 shares of our Class A common stock and 23,597,760 shares of our Class B common stock outstanding on March 1, 2020. We have deemed shares of our capital stock subject to stock options that are currently exercisable or exercisable within 60 days of March 1, 2020 to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. However, we did not deem these shares subject to stock options outstanding for the purpose of computing the percentage ownership of any other person. Eventbrite 2020 Proxy Statement Page 74

	Shares Beneficially Owned					
	Class A		Class B		Total Voting %†	Total Ownership %
Named Executive Officers, Directors and Director Nominees	**Shares**	%	**Shares**	%		
Katherine August-deWilde [1]	22,013	*	223,000	*	*	*
Charles Baker [2]	-	-	-	-	-	-
Randy Befumo [3]	79,974	*	643,831	2.66%	2.13%	*
Roelof Botha [4]	71,548	*	-	-	*	*
Shane Crehan [5]	16,568	*	-	-	*	*
Samantha Harnett [6]	34,680	*	47,317	*	*	*
Julia Hartz [7]	138,787	*	12,818,147	45.61%	37.30%	14.22%
Kevin Hartz [7]	138,787	*	12,818,147	45.61%	37.30%	14.22%
Jane Lauder [8]	17,777	*	-	-	*	*
Sean Moriarty [9]	21,914	*	310,191	1.31%	1.04%	*
Lorrie Norrington [10]	34,118	*	234,963	*	*	*
Patrick Poels [11]	27,664	*	532,651	2.21%	1.76%	*
Helen Riley [12]	21,782	*	264,319	*	*	*
Deborah Sharkey [13]	-	-	-	-	-	-
Steffan Tomlinson [14]	22,441	*	190,392	*	*	*
All current executive officers, directors and director nominees, as a group (12 persons) [15]	401,628	*	14,088,329	48.76%	40.13%	15.74

Eventbrite 2020 Proxy Statement Page 75

	Shares Beneficially Owned					
	Class A		Class B		Total Voting %†	Total Ownership %
Named Executive Officers, Directors and Director Nominees	**Shares**	**%**	**Shares**	**%**		
5% Stockholders						
Entities affiliated with Sequoia Capital [16]	-	-	12,149,276	51.48%	40.65%	14.05%
The Vanguard Group [17]	4,791,404	7.62%	-	-	1.60%	5.54%
Entities affiliated with Scottish Mortgage Investments C/O Baillie Gifford[18]	3,117,611	4.96%	1,630,434	6.91%	6.50%	5.49%
Entities and persons affiliated with Immersion Capital LLP [19]	3,954,792	6.29%	-	-	1.32%	4.57%
Entities and persons affiliated with Foxhaven Asset Management LP [20]	3,896,254	6.20%	-	-	1.30%	4.50%
Entities affiliated with NAM/ Sumitomo[21]	3,868,354	6.15%	-	-	1.29%	4.47%

*Represents less than one percent (1%).

†Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. The holders of our Class A common stock are entitled to one vote per share, and holders of our Class B common stock are entitled to ten votes per share.

(1) Consists of (i) 16,368 shares of Class A common stock, (ii) 223,000 shares of Class B common stock held by deWilde Family Trust u/ald 6/21/90, of which Ms. August-deWilde is a trustee and (iii) 5,645 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of March 1, 2020.

(2) Mr. Baker did not hold Class A or Class B shares or have exercisable options within 60 days of March 1, 2020.

(3) Consists of (i) 58,911 shares of Class A common stock, (ii) 21,063 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of March 1, 2020, (iii) and 643,831 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of March 1, 2020.

(4) Consists of (i) 6,797 shares of Class A common stock held of record by Mr. Botha; (ii) 48,382 shares of Class A common stock held by Mr. Botha's estate planning vehicles, and (iii) 16,369 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of March 1, 2020.

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(5) Consists of (i) 10,716 shares of Class A common stock and (ii) 5,852 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of March 1, 2020. (6) Consists of (i) 12,730 shares of Class A common stock, (ii) 21,950 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of March 1, 2020, and (iii) 47,317 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of March 1, 2020. (7)Consists of (i) 4,273,601 shares of Class B common stock held by The Hartz Family Revocable Trust Dtd 12/4/08, (ii) 2,627,266 shares of Class B common stock held by The Hartz 2008 Irrevocable Trust, dated September 15, 2008; and, as to each of which Ms. Hartz and Mr. Hartz are co-trustees, and share voting and dispositive power, (iii) 1,000,000 shares of Class B common stock held of record by Ms. Hartz, (iv) 3,256,254 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of March 1, 2020 held by Ms. Hartz, (v) 1,250,000 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of March 1, 2020 held by Mr. Hartz, (vi) 411,026 shares of Class B common stock held of record by Mr. Hartz, (vii) 614 shares of Class A common stock held by The Hartz Family Revocable Trust Dtd 12/4/08, (viii) 119,357 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of March 1, 2020 held by Ms. Hartz, (ix) 16,369 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of March 1, 2020 held by Mr. Hartz and (x) 2,447 shares of Class A common stock held of record by Mr. Hartz. (8) Consists of (i) 4,136 shares of Class A common stock and (ii) 13,641 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of March 1, 2020. (9)Consists of (i) 5,545 shares of Class A common stock, (ii) 16,639 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of March 1, 2020, (iii) 260,191 shares of Class B common stock and (iv) 50,000 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of March 1, 2020. Also includes 183,600 shares pledged as collateral to secure certain personal indebtedness owed to 137 Ventures, L.P. (10) Consists of (i) 5,087 shares of Class A common stock, (ii) 29,031 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of March 1, 2020 and (iii) 234,963 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of March 1, 202. (11) Consists of (i) 5,714 shares of Class A common stock, (ii) 21,950 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of March 1, 2020 and (iii) 532, 651 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of March 1, 2020. (12) Consists of (i) 5,413 shares of Class A common stock, (ii) 16,369 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of March 1, 2020 and (iii) 264,319 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of March 1, 2020.. (13) Ms. Sharkey did not hold Class A or Class B shares or have exercisable options within 60 days of March 1, 2020. (14) Consists of (i) 6,072 shares of Class A common stock, (ii) 16,369 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of March 1, 2020 and (iii) 190,392 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of March 1, 2020. (15) Consists of (i) 124,307 shares of Class A common stock beneficially owned by our current directors and executive officers, (ii) 277,321 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of March 1, 2020, (iii) 8,795,084 shares of Class B common stock beneficially owned by our current directors and executive officers and (iv) 5,293,245 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of March 1, 2020. Eventbrite 2020 Proxy Statement Page 77

(16) Consists of (i) 9,651,208 shares of Class B common stock held by Sequoia Capital U.S. Venture 2010 Fund, L.P. (SC USV 2010), (ii) 1,060,682 shares of Class B common stock held by Sequoia Capital U.S. Venture 2010 Partners Fund (Q), L.P. (SC USV 2010 PFQ), (iii) 214,150 shares of Class B common stock held by Sequoia Capital U.S. Venture 2010 Partners Fund, L.P (SC USV 2010 PF), (iv) 1,108,967 shares of Class B common stock held by Sequoia Capital U.S. Growth Fund VII, L.P. (SC USGF VII), (v) 72,167 shares of Class B common stock held by Sequoia Capital U.S. Growth VII Principals Fund, L.P (SC USGF VII PF), and (vi) 42,102 shares of Class A common stock held by Sequoia Capital U.S. Venture 2010 - Seed Fund, L.P. (SC USV 2010 – SEED). SC US (TTGP), Ltd. is the general partner of SC U.S. Venture 2010 Management, L.P., which is the general partner of each of SC USV 2010, SC USV 2010 PFQ, SC USV 2010 PF and SC USV 2010-SEED (collectively, the SC USV 2010 Funds). As a result, SC US (TTGP), Ltd. and SC U.S. Venture 2010 Management, L.P. may be deemed to share voting and dispositive power with respect to the shares held by the SC USV 2010 Funds. SC US (TTGP), Ltd. is the general partner of SC U.S. Growth VII Management, L.P., which is the general partner of each of SC USGF VII and SC USGF VII PF (collectively, the SC USGF VII Funds). As a result, SC US (TTGP), Ltd. and SC U.S. Growth VII Management, L.P. may be deemed to share voting and dispositive power with respect to the shares held by the SC USGF VII Funds. The directors and stockholders of SC US (TTGP), Ltd. that exercise voting and investment discretion with respect to the SC USV 2010 Funds’ and SC USGF VII Funds’ investments include Roelof F. Botha, one of our directors. Each of the directors and stockholders of SC US (TTGP), Ltd. who exercises voting and investment discretion with respect to the SC USV 2010 Funds’ and the SC USGF VII Funds’ investments, including Mr. Botha, disclaims beneficial ownership of the shares held by the SC USV 2010 Funds and the SC USGF VII Funds. The principal business address of each of these entities is 2800 Sand Hill Road, Suite 101, Menlo Park, California 94025. (17) Based solely on a Schedule 13G/A filed with the SEC on February 12, 2020, The Vanguard Group has (i) sole voting power over 75,809 shares of Class A common stock, (ii) shared voting power over 4,324 shares of Class A common stock, (iii) sole dispositive power over 4,715,232 shares of Class A common stock and (iv) shared dispositive power over 76,172 shares of Class A common stock. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 71,848 shares of Class A common stock as a result of its serving as investment manager of collective trust accounts and Vanguard Investments Australia, Ltd., a wholly- owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 8,285 shares of Class A common stock as a result of its serving as investment manager of Australian investment offerings. The principal business address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. (18) Based solely on a Schedule 13G/A filed with the SEC on February 4, 2020, Baillie Gifford & Co. holds sole voting and dispositive power over 3,117,611 shares of Class A common stock and 1,630,434 shares of Class B common stock held by Scottish Mortgage Investment Trust plc (“SMIT”). Baillie Gifford & Co. is investment manager for SMIT. SMIT is a publicly traded company. The principal business address for Baillie Gifford & Co. and SMIT is Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, Scotland, United Kingdom. (19) Based solely on a Schedule 13G/A filed with the SEC on August 9, 2019, Immersion Capital LLP (“Immersion”) and Jim Kandunias, a partner and Chief Operating Officer of Immersion, have shared voting and dispositive power over 3,954,792 shares of Class A common stock. The principal business address for Immersion and Mr. Kandunias is Moss House, 15 -16 Brooks Mews, London, W1K 4DS, United Kingdom. (20) Based solely on a Schedule 13G/A filed with the SEC on February 14, 2020, Foxhaven Asset Management, LP (“Foxhaven”), Michael Pausic, a managing member of Foxhaven, and Nicholas Lawler, a managing member of Eventbrite 2020 Proxy Statement Page 78

Foxhaven, have shared voting and dispositive power over 3,896,254 shares of Class A common stock. The shares of Class A common stock are held for the accounts of Foxhaven Master (“Foxhaven Master”), Foxway, LP (“Foxway”) and Foxlane, LP ("Foxlane") (collectively, the “Foxhaven Funds”). Foxhaven is a registered investment adviser that directs the voting and disposition of the shares of Class A common stock directly owned by the Foxhaven Funds. Foxhaven Capital GP, LLC (“Foxhaven GP”) is the general partner of the Foxhaven Funds. As a result, Foxhaven and Foxhaven GP may be deemed to have voting and dispositive power over the shares of Class A common stock held for the accounts of the Foxhaven Funds. Mr. Pausic and Mr. Lawler are managing members of the general partner of Foxhaven and Foxhaven GP and may be deemed to have voting and dispositive power with respect to the shares of Class A common stock directly owned by the Foxhaven Funds. The principal business address for Foxhaven, the Foxhaven Funds, Mr. Pausic and Mr. Lawler is 550 E. Water Street, Suite 888, Charlottesville, VA 22902. (21) Based solely on Schedule 13G/As filed with the SEC on February 12, 2020, Nikko Asset Management Americas, Inc. has shared voting power over 1,271,803 shares of Class A common stock and shared dispositive power over 3,868,354 shares of Class A common stock and Sumitomo Mitsui Trust Holdings, Inc. and Nikko Asset Management Co., Ltd. have shared voting and dispositive power over 3,868,354 shares of Class A common stock. The principal business address for Nikko Asset Management Americas, Inc. is 605 Third Avenue, 38th Floor, New York, NY 10158. The principal business address for Sumitomo Mitsui Trust Holdings, Inc. is 1-4-1 Marunouchi, Chiyoda-ku, Tokyo 100- 8233, Japan. The principal business address for Nikko Asset Management Co., Ltd. is Midtown Tower, 9-7-1 Akasaka, Minato-ku, Tokyo 107-6242, Japan. Eventbrite 2020 Proxy Statement Page 79

Delinquent Section 16(a) Reports Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership. To our knowledge, based solely on a review of the copies of Forms 3, 4 and 5, and amendments thereto filed with the SEC, and written representations that no such forms were required, we believe that for fiscal 2019, all required reports were filed on a timely basis under Section 16(a), except that (i) a Form 4 for each of Katherine August de-Wilde, Roelof Botha, Jane Lauder, Sean Moriarty, Lorrie Norrington, Helen Riley and Steffan Tomlinson, which inadvertently disclosed the incorrect number of restricted stock units (“RSUs”) and shares of Class A common stock granted, was subsequently amended; (ii) a Form 4 for Ms. August de-Wilde reporting the grant and exercise of a stock option to purchase Class A common stock was inadvertently filed late; (iii) a Form 4 for each of Randy Befumo, Shane Crehan, Samantha Harnett, Brian Irving and David Patrick Poels, which inadvertently disclosed the incorrect number of RSUs granted, was subsequently amended; (iv) a Form 4 for Mr. Befumo reporting the conversion of RSUs into Class B common stock and Class B common stock into Class A common stock and the withholding by the Company to satisfy income tax and withholding and remittance obligations in connection with the net settlement of RSUs was inadvertently filed late; (v) a Form 4 for Mr. Crehan reporting the grant of RSUs was inadvertently filed late; (vi) a Form 4 for Deborah Sharkey reporting the grant of RSUs and a stock option to purchase Class A common stock was inadvertently filed late; (vii) a Form 4 for each of Julia Hartz and Kevin Hartz, which inadvertently disclosed the incorrect number of RSUs granted to Mr. Hartz, was inadvertently filed late and subsequently amended; and (viii) a Form 4 for each of Ms. Hartz and Mr. Hartz reporting the acquisition of Class A common stock was inadvertently filed late. Each of the reported transactions referenced above were exempt transactions under Rule 16b-3 of the Exchange Act. Eventbrite 2020 Proxy Statement Page 80

Non-GAAP Financial Measures In this Proxy Statement, we provide Adjusted EBITDA, a non-GAAP financial measure that represents our net income adjusted to exclude: depreciation and amortization, stock-based compensation expense, interest expense, the change in fair value of redeemable convertible preferred stock warrant liability, loss on debt extinguishment, direct and indirect acquisitions related costs, employer taxes related to employee equity transactions, other income (expense), net, which consisted of interest income, foreign exchange rate gains and losses and changes in fair value of term loan embedded derivatives, and income tax provision (benefit). Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes and in evaluating acquisition opportunities. The following table reflects the reconciliation of net income to Adjusted EBITDA for each of the periods indicated: Adjusted EBITDA reconciliation Year Ended December 31 2019 2018 Net loss $ (68,760) $ (64,078) Depreciation and amortization 24,324 34,608 Stock-based compensation 37,594 30,231 Interest expense 2,986 11,295 Change in fair value of redeemable convertible - 9,591 preferred stock warrant liability Loss on debt extinguishment 1,742 178 Direct and indirect acquisition related costs 837 2,601 Employer taxes related to employee equity 1,555 - transactions Other (income) expense, net (5,727) 3,189 Income tax provision (benefit) (192) 1,150 Adjusted EBITDA $ (5,641) $ 28,765 Eventbrite 2020 Proxy Statement Page 81

In this Proxy Statement, we also provide free cash flow, a non-GAAP financial measure that represents our cash flow from operating activities less purchases of property and equipment and capitalized internal- use software development costs, over a trailing twelve-month period. Because quarters are not uniform in terms of cash usage, we believe a trailing twelve-month view provides the best understanding of the underlying trends of the business. Free cash flow is a key performance measure that our management uses to assess our overall performance. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business, making strategic acquisitions and strengthening our financial position. The following table reflects the reconciliation of net cash provided by operating activities to free cash flow for each of the periods indicated: Free cash flow reconciliation Year Ended December 31 2019 2018 Net cash provided by operating activities $ 28,658 $ 7,162 Purchases of property and equipment and (13,598) (12,650) capitalized interal-use software development costs Free cash flow $ 15,060 $ (5,488) Eventbrite 2020 Proxy Statement Page 82

Additional Information Stockholder Proposals Stockholders who would like to have a proposal considered for inclusion in the proxy materials for our 2021 Annual Meeting of Stockholders must submit the proposal in writing to our Secretary at Eventbrite, Inc., 155 5th Street, Floor 7, San Francisco, CA 94103, by no later than December 8, 2020, and otherwise comply with the SEC’s requirements for stockholder proposals. Stockholders who would like to bring a proposal before our 2021 Annual Meeting of Stockholders, or to nominate directors for election, in accordance with the advance notice provisions of our amended and restated bylaws, must give timely written notice to our Corporate Secretary. To be considered timely, the notice must be delivered to our headquarters at least 45 days, but not more than 75 days before, the one- year anniversary of the date on which we first mailed our proxy materials or a notice of availability of proxy materials for the 2020 Annual Meeting. That means that to be timely, a notice must be received no later than February 21, 2021 nor earlier than January 22, 2021 (assuming the meeting is held not more than 30 days before or more than 60 days after May 21, 2021). The notice must comply with the requirements set forth in our amended and restated bylaws. Our amended and restated bylaws are available as an exhibit to our 2019 Annual Report on Form 10-K. See the section titled “Additional Information — Information Requests.” Information Requests Our 2019 Annual Report on Form 10-K is available free of charge on our website at https://investor. eventbrite.com and is available from the SEC at its website at www.sec.gov. You may also request a free copy of our Annual Report by sending a written request to Investor Relations, Eventbrite, Inc., 155 5th Street, Floor 7, San Francisco, California 94103. Other Business We do not know of any other business that may be presented at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, the persons named on the proxy card will have discretion to vote on the matters in accordance with their best judgment. Eventbrite 2020 Proxy Statement Page 83

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery EVENTBRITE, INC. of information up until 11:59 p.m. Eastern Time the day before the cut-off date 155 5TH STREET or meeting date. Have your proxy card in hand when you access the web site FLOOR 7 and follow the instructions to obtain your records and to create an electronic SAN FRANCISCO, CA 94103 voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/EB2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D08823-P33676 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY EVENTBRITE, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark "For All Except" and write the The Board of Directors recommends you vote FOR the number(s) of the nominee(s) on the line below. following: 1. To elect three Class II directors to serve until the 2023 ! ! ! annual meeting of stockholders or until their successors are duly elected and qualified: Nominees: 01) Katherine August-deWilde 02) Julia Hartz 03) Helen Riley The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. A proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. ! ! ! The Board of Directors recommends you vote ONE YEAR for the following proposal: 1 Year 2 Years 3 Years Abstain 3. Advisory vote to recommend the frequency of future advisory votes on executive compensation. ! ! ! ! NOTE: The proxies may vote in their discretion upon any other matters as may properly come before the meeting or any adjournments, continuations or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D08824-P33676 EVENTBRITE, INC. Annual Meeting of Stockholders May 21, 2020, 8:00 a.m. Pacific Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Julia Hartz, Charles Baker and Samantha Harnett, or any of them, as proxies and attorneys-in-fact, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock and Class B common stock of Eventbrite, Inc. (the "Company") that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m. Pacific Time, on May 21, 2020, at www.virtualshareholdermeeting.com/EB2020, and any adjournment, continuation or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted (i) FOR the election of each of the nominees for director, (ii) FOR the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020, (iii) ONE YEAR on the frequency of future advisory votes on executive compensation, and (iv) in the discretion of the proxies, upon any other matters as may properly come before the meeting or any adjournment, continuation or postponement thereof. Continued and to be signed on reverse side